Calculation of Registration Fee

		Amount of
	Maximum Aggregate	Registration Fee
Title of Each Class of Securities Offered	Offering Price	(1)

Trust Preferred Securities	$575,000,000	$17,652.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Filed Pursuant To Rule 424(b)(2)
Registration Nos. 333-138195
333-138195-02
PROSPECTUS SUPPLEMENT
(To prospectus dated October 25, 2006)
20,000,000 Securities
National City Capital Trust III
Trust Preferred Securities
(Liquidation amount $25 per trust preferred security)
fully and unconditionally guaranteed, to the extent described below, by
National City Corporation

National City Capital Trust III, a Delaware statutory trust, or the “trust,” will issue the Trust Preferred Securities, which we call the “capital securities.” The only assets of the trust will be Income Capital Obligation Notessm, issued by National City Corporation, which are referred to in this prospectus supplement as the “ICONs.” The trust will pay periodic distributions on the capital securities only from the proceeds, if any, of interest payments on the ICONs.

The ICONs are junior subordinated debt instruments and will bear interest from the date they are issued until May 25, 2047 the “scheduled maturity date,” at the annual rate of 6.625% of their principal amount, payable quarterly in arrears on February 25, May 25, August 25 and November 25 of each year, beginning August 25, 2007. National City Corporation may elect to defer interest payments on the ICONs as described in this prospectus supplement. National City Corporation will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until it has deferred interest for five consecutive years or, if earlier, made a payment of current interest following a deferral, and it may defer interest for up to 10 years without giving rise to an event of default and acceleration. Subject to exceptions described herein, National City Corporation will be required to use its commercially reasonable efforts to sell its common stock and it may, at its election, sell qualified warrants (as described herein) and use the net proceeds of those sales to pay all deferred interest. If National City Corporation does not pay interest currently on the ICONs, then the trust will not make the corresponding distributions on the capital securities. National City Corporation will guarantee payment of distributions on the capital securities only to the extent National City Corporation makes corresponding payments to the trust on the ICONs. In the event of bankruptcy of National City Corporation, holders may have a limited claim for deferred interest.

The principal amount of the ICONs will become due on the scheduled maturity date only to the extent that National City Corporation has received proceeds from the sale of certain qualifying securities during a 180-day period ending on a day not more than 15 nor less than 10 business days prior to such date. National City Corporation will use its commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying securities to permit repayment of the ICONs in full on the scheduled maturity date. If any principal amount of the ICONs is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate reset and payable monthly in arrears, and National City Corporation will continue to use its commercially reasonable efforts to sell enough qualifying securities to permit repayment of the ICONs in full. On May 25, 2067, the “final maturity date,” National City Corporation must pay any remaining outstanding principal and interest on the ICONs in full whether or not it has sold qualifying securities.

National City Corporation may redeem the ICONs in whole or in part at any time or from time to time on or after May 25, 2012, or in whole at any time if certain changes occur in tax or investment company laws or regulations or if the capital securities cease to constitute Tier 1 capital of National City Corporation for regulatory capital purposes. It will not redeem the ICONs unless National City Corporation obtains the prior approval of the Board of Governors of the Federal Reserve System to do so, if such approval is then required. To the extent it redeems the ICONs, the trust must redeem a corresponding amount of the capital securities. Any repayment, redemption or purchase, including any defeasance, of the ICONs will be subject to the terms and conditions of the Replacement Capital Covenant while such covenant is in effect.

National City Corporation will apply to list the capital securities on the New York Stock Exchange under the symbol “NCC Pr B.” Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days of the date of the initial delivery of the capital securities.

Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-19.

The capital securities and the ICONs are not deposits and are not insured by the FDIC or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Capital
	Security	Total
Public offering price(1)	$25.00	$500,000,000
Underwriting commission to be paid by National City Corporation(2)	$0.7875	$15,750,000
Proceeds (before expenses)	$24.2125	$484,250,000

(1)	Plus accrued distributions on the capital securities from May 25, 2007.

(2)	National City Corporation will pay the underwriters compensation of $0.50 per capital security for sales of more than 20,000 capital securities to a single purchaser. As a result of such sales, the total underwriting discounts will decrease, and the total proceeds to National City Corporation will increase by $312,800.

National City Corporation and the trust have granted the underwriters a right to purchase up to 3 million additional capital securities at the public offering price less the underwriting commission of $0.7875 per capital security, within 30 days from the date of this prospectus supplement, to cover over-allotments, if any.

The underwriters expect to deliver the capital securities in book-entry form only through The Depository Trust Company on or about May 25, 2007.

Joint Book-Runners
Merrill Lynch & Co. Sole Structuring Advisor	Citi	Morgan Stanley
UBS Investment Bank		Wachovia Securities
A.G. Edwards		RBC Capital Markets
Banc of America Securities LLC	Credit Suisse	Keefe, Bruyette & Woods
National City Capital Markets		Sandler O’Neill + Partners, L.P.

The date of this prospectus supplement is May 18, 2007.

sm Income Capital Obligation Notes is a service mark of Merrill Lynch & Co., Inc.

Prospectus Supplement

Summary	S-1
Risk Factors	S-19
Forward-Looking Statements	S-26
National City Corporation	S-27
National City Capital Trust III	S-27
Use of Proceeds	S-28
Accounting Treatment	S-28
Regulatory Treatment	S-29
Ratio of Earnings to Fixed Charges	S-29
Certain Terms of the Capital Securities	S-30
Certain Terms of the ICONs	S-36
Relationship Among the Capital Securities, the ICONs and the Guarantee	S-49
The Replacement Capital Covenant	S-51
Material United States Federal Income Tax Consequences	S-55
ERISA Considerations	S-62
Underwriting	S-65
Legal Matters	S-68
Experts	S-68

Prospectus
About this Prospectus	1
Where You Can Find More Information	1
About National City Corporation	2
About the Trusts	2
Use of Proceeds	3
Description of Junior Subordinated Debt Securities	3
Description of Capital Securities	12
Description of the Guarantees	22
Relationship Among the Capital Securities, the Corresponding Junior Subordinated Debt Securities and the Guarantees	24
Book-Entry Issuance	25
Plan of Distribution	27
Validity of Securities	28
Experts	28
Glossary	29

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus and in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public. National City Corporation, the trust and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

S-i

National City Corporation, the trust and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document or the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, any of the capital securities, and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

SUMMARY

The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the capital securities and the related guarantee and the ICONs, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the capital securities is appropriate for you. As used in this prospectus supplement, “National City,” “we,” “us” and “our” refers to National City Corporation, and “trust” refers to National City Capital Trust III.

About National City Corporation

National City Corporation is a financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive distribution network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania and also conducts selected consumer lending and other financial services businesses on a nationwide basis. National City’s primary businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. Operations are primarily conducted through more than 1,300 branch banking offices located within an eight-state footprint and over 470 wholesale and retail mortgage offices located throughout the United States. Including its subsidiaries, National City had 32,311 full-time-equivalent employees at March 31, 2007. As of March 31, 2007, National City’s consolidated total assets were approximately $138.6 billion and its total stockholders’ equity was approximately $13.2 billion. Based on asset size, National City is one of the largest commercial banking organizations in the United States.

National City’s principal banking subsidiary is National City Bank. National City is a legal entity separate and distinct from National City Bank and National City’s other subsidiaries.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “NCC.” Our principal executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114. Our telephone number is (216) 222-2000.

About National City Capital Trust III

National City Capital Trust III is a statutory trust organized under Delaware law by the trustees and us. The trust was established solely for the following purposes:

•	to issue the capital securities, which represent undivided beneficial ownership interests in the trust’s assets, to the public;

•	to use proceeds from the sale of capital securities to buy our Income Capital Obligation Notessm with a scheduled maturity date of May 25, 2047 and a final maturity date of May 25, 2067 (“ICONs”);

•	to issue the common securities in a total liquidation amount of $1,000,000 to us in exchange for ICONs in the same principal amounts;

•	to maintain the trust’s status as a grantor trust for United States federal income tax purposes; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

The ICONs will be the trust’s sole assets. Payments on the ICONs will be the trust’s sole source of income. The trust will issue only one series of capital securities.

The executive office of the trust is c/o National City, 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 222-2000.

sm Income Capital Obligation Notes is a service mark of Merrill Lynch & Co., Inc.

The Offering

Title	Trust Preferred Securities or “capital securities.”

Securities Offered	20,000,000 capital securities in denominations of $25 each with an aggregate liquidation amount of $500,000,000. Each capital security will represent an undivided beneficial ownership interest in the assets of the trust. Each capital security will entitle its holder to receive periodic cash distributions as described below.

Issuer	The issuer of the capital securities is the trust, a Delaware statutory trust. We created the trust for the sole purpose of issuing the capital securities to the public, using the proceeds of the sale to pay for our Income Capital Obligation Notessm with a scheduled maturity date of May 25, 2047 and a final maturity date of May 25, 2067 (“ICONs”) that we are issuing to it, issuing common securities of the trust in a total liquidation amount of $1,000,000 to us in exchange for an identical principal amount of ICONs, and engaging in the other transactions described below. The ICONs are junior subordinated debt obligations of National City.

The trust has three administrative trustees who are officers of National City. The Bank of New York Trust Company, N.A. and The Bank of New York (Delaware) will act as the property and guarantee trustee and the Delaware trustee of the trust, respectively.

The trust will make payments on the capital securities at the same rate and at the same times as we pay interest on the ICONs. The trust will use the payments it receives on the ICONs to make the corresponding payments on the capital securities. We will guarantee payments made on the capital securities to the extent described below. Both the ICONs and the guarantee will be subordinated to our other indebtedness to the extent described under “Certain Terms of the ICONs — Ranking of the ICONs and Guarantee.”

Distributions	If you purchase the capital securities, as an undivided beneficial owner of the ICONs, the sole assets of the trust, you will be entitled to receive cumulative cash distributions equal to the interest paid on a proportionate amount of ICONs.

Until the scheduled maturity date, the ICONs will bear interest at the annual rate of 6.625% payable quarterly in arrears on February 25, May 25, August 25, and November 25 of each year (we refer to these dates as “interest payment dates”), beginning August 25, 2007, unless interest is deferred as described below. Interest on the ICONs will accrue from May 25, 2007.

Any principal amount of ICONs that remains outstanding after the scheduled maturity date will bear interest at a floating interest rate reset and payable monthly until the earliest to occur of (i) the date on which such principal amount is repaid, (ii) the date on which an event of default and acceleration occurs or (iii) the final maturity date of May 25, 2067, as specified under “Certain Terms of the ICONs — Interest Rate and Interest Payment Dates.”

Distribution Deferrals	We can, on one or more occasions, defer the periodic interest payments on the ICONs for one or more periods (each, an “Optional

Deferral Period”) of up to 20 consecutive quarters, or five consecutive years, without being subject to our obligations described under “Certain Terms of the ICONs — Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed a total of 10 consecutive years without giving rise to an event of default and acceleration right under the terms of the ICONs or the capital securities. A deferral of interest payments cannot extend, however, beyond the final maturity date or, if earlier, the redemption or repayment in full of the ICONs, nor can we begin a new Optional Deferral Period until we have paid all accrued but unpaid interest on the ICONs.

If we defer interest payments on the ICONs, the trust also will defer distributions on the capital securities. Any deferred interest on the ICONs will accrue additional interest at an annual rate equal to the annual interest rate applicable to the ICONs at such time, compounded (1) quarterly during any period prior to the scheduled maturity date and (2) monthly during any period beginning on or after the scheduled maturity date, in each case to the extent permitted by applicable law. As a result, distributions not paid when due will accumulate additional distributions at the annual rate (1) of 6.625% at any time prior to the scheduled maturity date, compounded quarterly, and (2) equal to the then applicable floating rate, at any time on or after the scheduled maturity date, compounded monthly, in each case to the extent permitted by applicable law, with respect to the amount of accumulated and unpaid distributions. When we refer to any payment of distributions, the term “distributions” includes any such additional accumulated distributions. Unless the context otherwise requires, when we refer to unpaid interest or deferred interest in this prospectus supplement, the term “interest” includes any such additional compounded interest. Once we pay all deferred interest payments on the ICONs, including all accrued and unpaid interest, we can again defer interest payments on the ICONs as described above, but not beyond the maturity, or the earlier redemption or repayment, of the ICONs.

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 15 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of capital securities.

On or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, by the next interest payment date following a five-year Optional Deferral Period:

• unless we notify the trust that a “Market Disruption Event” (as defined below) or a “Supervisory Event” (as defined below) has occurred and except as otherwise described below, we will be required to use our commercially reasonable efforts to sell our common stock pursuant to the Alternative Payment Mechanism (as defined below), and we may, at our election, sell qualified warrants (as defined below) and use the net proceeds of those sales to pay all deferred interest, including all accrued and unpaid interest, on the ICONs on or prior to the next interest payment date, in each case as described below under “Certain Terms of the ICONs — Alternative Payment Mechanism”; and

• we cannot pay deferred interest on the ICONs from any source other than the alternative payment mechanism (the “Alternative Payment Mechanism”) until all accrued and unpaid deferred interest has been paid pursuant to the Alternative Payment Mechanism. See “Certain Terms of the ICONs — Alternative Payment Mechanism.”

We may pay current interest from any available funds.

Although the failure to comply with the foregoing rules with respect to the Alternative Payment Mechanism and payment of interest during an Optional Deferral Period from any source other than the above described proceeds would be a breach of our obligations under the ICONs, it would not constitute an event of default or give rise to a right of acceleration under the indenture governing the ICONs, which we refer to as the “indenture.” However, an event of default under the indenture will occur if we fail to pay all accrued and unpaid interest for a period of more than 10 consecutive years after the commencement of an Optional Deferral Period.

Furthermore, if the Board of Governors of the Federal Reserve System (the “Federal Reserve”) has disapproved of the sale of qualified warrants or common stock pursuant to the Alternative Payment Mechanism or our use of the proceeds of such a sale to pay deferred interest, we may pay interest from any source without breaching our obligations under the indenture. In addition, if we sell qualified warrants or common stock pursuant to the Alternative Payment Mechanism, but the Federal Reserve disapproves our use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without breaching our obligations under the indenture. See “Certain Terms of the ICONs — Option to Defer Interest Payments.” We have no present intention of exercising our right to defer interest payments on the ICONs.

Alternative Payment Mechanism	If National City has exercised its right to defer payments on the ICONs, National City may not pay deferred interest in an amount that exceeds the “New Equity Amount” as of the date such payment is made; provided, however, that on the final maturity date of the ICONs, in the case of an indenture event of default and acceleration, or upon the occurrence of a “Supervisory Event,” National City may pay accrued and unpaid interest without regard to the source of funds.

The “New Equity Amount” is, as of any date, (a) the net cash proceeds plus (b) the fair market value of property, other than cash, received by National City or any of its subsidiaries during the 180-day period immediately prior to such date from one or more sales to persons other than subsidiaries of National City of:

• shares of National City common stock, including treasury stock and shares of common stock sold pursuant to our dividend reinvestment plan, employee stock purchase plan and employee benefit plans; and/or

• National City “qualified warrants” that National City sells at its sole discretion.

“Qualified warrants” are any common stock warrants that (a) have an exercise price greater than the then “current stock market price” (as defined below) of National City’s common stock, and (b) National City is not entitled to redeem for cash and that do not provide the holders thereof with any right to require National City to repurchase such warrants for cash under any circumstances.

The sale of qualified warrants to pay deferred interest, subject to the restrictions and requirements summarized above, is an option that may be exercised at National City’s sole discretion. National City will under no circumstances be obligated to sell qualified warrants or to apply the proceeds of any such sale to pay deferred interest on the ICONs. No class of investors of National City’s securities, or any other party, may require National City to issue qualified warrants.

If an Optional Deferral Period continues beyond the fifth anniversary of the commencement thereof, or if National City pays current interest on the ICONs earlier than the fifth anniversary of the commencement of such Optional Deferral Period, National City will be subject to the Alternative Payment Mechanism, pursuant to which it will continuously use its commercially reasonable efforts to sell shares of its common stock in an amount that will generate sufficient net proceeds to enable National City to pay in full all deferred interest on the ICONs (subject to the “APM maximum obligation,” if applicable, and the “share cap amount,” as each of those terms is defined below); provided that National City will not be obligated to make offers of or to effect sales of its common stock during the occurrence and continuation of a “Market Disruption Event” or a “Supervisory Event” (each as defined below) and will be permitted to pay deferred interest using cash from any source upon the occurrence of a Supervisory Event. Additionally, our issuance of qualified warrants or common stock under the Alternative Payment Mechanism is subject to a cap and other limitations, as described under “Certain Terms of the ICONs — Alternative Payment Mechanism.”

As promptly as possible after National City becomes aware of the occurrence of a “Market Disruption Event” or a “Supervisory Event” during the continuation of an Optional Deferral Period, it shall give a written notice to the trustee. Such notice shall identify which type of “Market Disruption Event” has occurred, or that a “Supervisory Event” has occurred, and the date(s) on which that event occurred or existed.

National City’s obligation to continuously use its commercially reasonable efforts to sell its common stock to pay all deferred interest on the ICONs shall resume at such time as no “Market Disruption Event” or “Supervisory Event” exists or is continuing.

A “Supervisory Event” will commence upon the date National City has notified the Federal Reserve of its intention both (a) to sell shares of its common stock and (b) to apply the net proceeds of such sale to pay deferred interest on the ICONs, and the Federal Reserve has disapproved either of these actions. A Supervisory Event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any Optional Deferral Period, and (b) the day on which the Federal Reserve notifies National City in writing that it no longer disapproves of National City’s intention both to sell common stock and apply the net proceeds of such sale to pay deferred interest on the ICONs. The occurrence and continuation of a Supervisory Event will excuse National City from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the ICONs and will permit National City to pay deferred interest using cash from any other source (including from the sale of preferred stock) without breaching its obligations under the indenture. Because a Supervisory Event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able, without triggering a default under the indenture, to permit National City to sell shares of its common stock but to prohibit National City from applying the proceeds to pay deferred interest on the ICONs.

Market Disruption Events	A “Market Disruption Event” means the occurrence or continuation of any of the following events or circumstances:

(1)   (a) in connection with any proposed sale of common stock or qualified warrants for the purpose of paying deferred interest on the ICONs, National City would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange or market, but excluding the Federal Reserve) or governmental authority to issue or sell shares of its common stock, and National City fails to obtain such consent or approval notwithstanding National City’s commercially reasonable efforts to obtain such consent or approval;

       (b) in connection with any proposed sales of qualifying securities (as specified below) for the purpose of repaying principal on the ICONs, National City would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange or market) or governmental authority to issue or sell such qualifying securities, and National City fails to obtain such consent or approval notwithstanding National City’s commercially reasonable efforts to obtain such consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

(2)  trading in securities generally on the principal exchange or market on which National City’s securities are listed and traded (currently the New York Stock Exchange) shall have been suspended or materially disrupted, or minimum prices shall have been established on any such exchange or market by the United States Securities and Exchange Commission, or “SEC,” a relevant exchange or market or any other regulatory body or governmental authority having jurisdiction (other than with respect to applicable listing requirements, if any) and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on the trading or issuance of National City securities;

(3)  an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the reasonable judgment of National City, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of National City, would have a material adverse affect on National City’s business or (b) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and National City has a bona fide business reason for keeping the same confidential or the disclosure of which would impede National City’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (3) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (3) may not exceed an aggregate of 180 days in any 360-day period;

(4)  National City reasonably believes that the offering document for such offer and sale of securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in paragraph (3) above) and National City is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension contemplated by this paragraph (4) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (4) may not exceed an aggregate of 180 days in any 360-day period;

(5)  there is a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, such as to make it impossible to proceed with the offer and sale of National City common stock;

(6) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States; or

(7) a banking moratorium shall have been declared by federal or state authorities of the United States.

Dividend Stopper	Unless we have paid all accrued and payable interest on the ICONs and are not deferring any interest payments at such time, subject to certain limited exceptions:

•  we will not declare or pay any dividends or distributions on any of National City’s capital stock, and neither we nor our subsidiaries will redeem, purchase, acquire, or make a liquidation payment on any of National City’s capital stock;

•  we will not pay principal of, or interest or premium (if any) on, and neither we nor our subsidiaries will repay, purchase or redeem, any of National City’s debt securities (including other ICONs) that rank equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid interest on the ICONs and any other of our debt securities (including the ICONs or other junior subordinated debt) that rank equally with the ICONs, except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment; or

• make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of ICONs) if the guarantee ranks equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid amounts on the guarantee and any other of our guarantees of debt securities of our subsidiaries that rank equally with the guarantee except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment.

Our outstanding junior subordinated debentures held by Banc Services Corp. Statutory Trust I, Forbes First Financial Statutory Trust I, National City Capital Trust II, Fidelity Capital Trust II and Fidelity Capital Trust III contain, and we expect that any future issues of traditional trust preferred securities that we become obligated on will contain, and any future issuances or assumptions by us of similar junior subordinated debentures are expected to contain, comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the ICONs as well as any guarantee payments on the guarantee of the ICONs when interest is deferred with respect to such securities.

In addition, if any deferral period lasts longer than one year, then the restrictions on our ability to redeem or repurchase any of our securities that rank equally with or junior in interest to the ICONs will continue until the first anniversary of the date on which all deferred interest has been paid, unless any such redemption or repurchase is required by the Federal Reserve.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Redemption	The trust will use the proceeds of any repayment or redemption of the ICONs to redeem, on a proportionate basis, an equal amount of capital securities. Herein, any such repayment, redemption or purchase includes the defeasance by National City of the ICONs and the related satisfaction and discharge of its obligations with respect to the ICONs.

We can redeem the ICONs before they are repaid at 100% of their principal amount plus accrued and unpaid interest in whole or in part on one or more occasions any time on or after May 25, 2012 or in whole at any time if certain changes occur in tax or investment company laws or regulations or if the capital securities cease to be Tier 1 capital of National City under the capital guidelines of the Federal Reserve Board. These circumstances are more fully described below under the caption “Certain Terms of the ICONs — Redemption” in this prospectus supplement.

We will not redeem the ICONs at any time prior to the scheduled maturity date unless we obtain the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve. Prior approval of the Federal Reserve is not required for the redemption of the capital securities on or after the scheduled maturity date of the ICONs since the redemption is not considered an early repayment, but rather is made pursuant to our contractual obligation to repay the ICONs on the scheduled maturity date, unless extended in accordance with their terms. Any repayment, redemption or purchase, including any defeasance, of the ICONs will be subject to the terms of the Replacement Capital Covenant as long as such Replacement Capital Covenant is in effect.

Obligation to Repay the Principal Amount of the ICONs on the Scheduled Maturity Date Subject to Issuance of Qualifying Securities	We must repay the principal amount of the ICONs, together with accrued and unpaid interest, on May 25, 2047 (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the ICONs on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying securities” during a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to such date. “Qualifying securities” means securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at the time of redemption or repurchase. We can amend the indenture and the Replacement Capital Covenant without the consent of any holders of ICONs or capital securities to eliminate common stock, mandatorily convertible preferred stock and/or debt exchangeable for equity (but only to the extent exchangeable for common stock) as a type of security or securities included in the definition of “qualifying securities” or “qualifying capital securities”, as applicable, if we are advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to so amend the definition of “qualifying securities” or “qualifying capital securities”, as applicable, would result in a reduction in our earnings per share as calculated for financial reporting purposes.

If, on the scheduled maturity date, we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the ICONs, the unpaid amount will remain outstanding from month to month until (a) we have raised sufficient net proceeds to permit repayment in full of the ICONs in accordance with the replacement capital covenant, (b) we redeem the ICONs or (c) an event of default occurs.

We will use our commercially reasonable efforts, subject to a “Market Disruption Event,” to raise sufficient net proceeds from the issuance of qualifying securities in a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to the scheduled maturity date to permit repayment of the ICONs in full on this date in accordance with the replacement capital covenant. If we are unable for any reason to raise sufficient net proceeds, we will use our commercially reasonable efforts, subject to a “Market Disruption Event,” to raise sufficient proceeds from the sale of qualifying securities to permit repayment of the ICONs in full on the following monthly interest payment date, and on each monthly interest payment date thereafter until the ICONs are paid in full.

Any unpaid principal amount of the ICONs, together with accrued and unpaid interest, will be due and payable on May 25, 2067 (or if this day is not a business day, the following business day), or the “final maturity date,” which is the final repayment date for the ICONs, regardless of the amount of qualifying securities we have issued and sold by that time.

Replacement Capital Covenant	Around the time of the initial issuance of the ICONs, we will enter into a “Replacement Capital Covenant” (as defined under “Certain Terms of the Replacement Capital Covenant”) in which we will covenant for the benefit of holders of one or more designated series of our indebtedness, other than the ICONs, or in certain limited cases one or more designated series of indebtedness of our subsidiary, National City Bank, that we will not redeem or repurchase the ICONs and the trust will not redeem or repurchase the capital securities on or before May 25, 2057, unless (a) subject to certain limitations, during the 180 days prior to the date of that redemption or repurchase we have received proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at that time and (b) we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve. The “Replacement Capital Covenant” is not intended for the benefit of holders of the ICONs or capital securities and may not be enforced by them.

Liquidation Preference	Upon any dissolution, winding-up or liquidation of the trust involving the liquidation of the ICONs, the holders of the capital securities will be entitled to receive, out of assets held by the trust, subject to the rights of any creditors of the trust, the liquidation distribution in cash. The trust will be able to make this distribution of cash only if we redeem the ICONs.

The Guarantee	We will fully and unconditionally guarantee the payment of all amounts due on the capital securities to the extent the trust has funds available for payment of such distributions. The guarantee will be junior and subordinated to our other indebtedness to the extent described under “Ranking of the ICONs and Guarantee” below.

We also are obligated to pay most of the expenses and obligations of the trust (other than the trust’s obligations to make payments on the capital securities and common securities, which are covered only by the guarantee).

The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the ICONs, the trust will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on the trust’s behalf. In addition, our obligations under the guarantee are junior and subordinate to our obligations to other creditors to the same extent as the ICONs. For more information, see “Description of the Guarantees” in the accompanying prospectus.

Ranking of the ICONs and Guarantee	Our payment obligations under the ICONs and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, including, among other things, indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products, including, but not limited to, interest rate and foreign exchange contracts, forward contracts related to mortgages, securities, commodities or otherwise, commodity contracts, capitalized lease obligations, and guarantees of any of the foregoing, but not including trade account payables and accrued liabilities arising in the ordinary course of our business; provided, however, that the ICONs and the guarantee will rank equally in right of payment with any pari passu securities.

“Pari passu securities” means: (a) indebtedness that, among other things, (1) qualifies as, or is issued to financing vehicles issuing securities that qualify as, Tier 1 capital of National City at the time of issuance under the capital guidelines of the Federal Reserve and (2) by its terms ranks equally with the ICONs in right of payment or upon liquidation; and (b) guarantees of indebtedness described in clause (a) or securities issued by one or more financing vehicles described in clause (a). “Pari passu securities” does not include our junior subordinated debentures or guarantees issued in connection with the outstanding trust preferred securities of Banc Services Corp. Statutory Trust I, Forbes First Financial Statutory Trust I, Fidelity Capital Trust II, Fidelity Capital Trust III and in connection with any future issuances or assumptions by us as a result of mergers, acquisitions or otherwise of any obligations under other traditional trust preferred securities, we issue or assume, each of which will rank senior to the capital securities being issued by the trust. At the date of this prospectus supplement pari passu securities only include the junior subordinated securities and guarantees issued by us in connection with the $750 million trust preferred securities issued by National City Capital Trust II.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the ICONs to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary. The capital securities, the ICONs and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs and the guarantee. At March 31, 2007, our indebtedness and obligations, on an unconsolidated basis, that will rank senior in right of payment and upon liquidation with the ICONs totaled approximately $3.0 billion. In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At March 31,

2007, our subsidiaries’ direct borrowings and deposit liabilities, including non-deposit short-term borrowings, totaled approximately $117.6 billion.

Trust Enforcement Events	An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event.” Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the ICONs, will have the right under the indenture to declare the principal amount of the ICONs due and payable. The amended and restated trust agreement does not provide for any other events of default. See “Certain Terms of the ICONs — Events of Default and Acceleration.”

If the property trustee fails to enforce its rights under the ICONs (whether or not a Trust Enforcement Event has occurred), any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the ICONs and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event has occurred due to our failure to pay interest in full on the ICONs for a period of 30 days after the conclusion of the 10-year period following the commencement of any Optional Deferral Period, then a registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment of the principal of, or interest on, the ICONs to that holder with respect to ICONs having a principal amount equal to the total liquidation amount of that holder’s capital securities. See “Certain Terms of the ICONs — Events of Default and Acceleration.” In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the ICONs.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Voting Rights	Holders of capital securities will have only limited voting rights. In particular, holders of capital securities may not elect or remove any trustee, except after a Trust Enforcement Event. If a Trust Enforcement Event occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

Dissolution of the Trust and Distribution of the ICONs	We can dissolve the trust at any time, subject to obtaining the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve.

If we dissolve the trust, or if the trust dissolves because of certain other specified events, the trust will distribute the ICONs to holders of the capital securities and the common securities on a proportionate basis.

Use of Proceeds	The net proceeds from the offering of the capital securities, after deducting expenses, are estimated to be $483,850,000, or $556,487,500 if the underwriters exercise their over-allotment option in full. The trust will use the proceeds of the sale of the capital securities to purchase the ICONs. We intend to use all of the proceeds from the sale of the ICONs for general corporate purposes. We expect the capital securities to qualify as Tier 1 capital of National City under the capital guidelines of the Federal Reserve Board.

Listing	We will apply to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

If the trust distributes the ICONs, we will use our commercially reasonable efforts to list them on the New York Stock Exchange or on the market or exchange where the capital securities are then listed or traded.

Expected Ratings	We expect that the capital securities will be rated A2, BBB+, and A+ by Moody’s Investor Services, Standard & Poor’s and Fitch Ratings, respectively. None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Form of the Capital Securities	The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York or its nominee. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. Instead, your broker will maintain your position in book-entry form for you. For more details, see the information under the caption “Book-Entry Issuance” in the accompanying prospectus.

U.S. Federal Income Tax Consequences	In connection with the issuance of the capital securities, Jones Day, as special tax counsel, will render its opinions to us and the trust that, for United States federal income tax purposes, (a) the trust will be classified as a grantor trust and not an association taxable as a corporation and (b) the ICONs will, although the matter is not free from doubt, be respected as indebtedness of National City. These opinions are subject to certain customary conditions. See “Material United States Federal Income Tax Consequences.”

Each purchaser of capital securities or a beneficial interest therein agrees to treat the trust as a grantor trust and itself as the owner of an undivided beneficial interest in the ICONs, and to treat the ICONs as indebtedness for all United States federal, state and local tax purposes. We intend to treat the trust and the ICONs in the same manner.

A holder of the capital securities thus will include its proportionate share of income and deductions on the ICONs for United States federal tax purposes. If we elect to defer interest on the ICONs, the holders of the capital securities will be required to accrue income for United States federal income tax purposes in an amount of the accumulated distributions on the ICONs, in the form of original issue discount, even though cash distributions are deferred and even though they may be cash basis taxpayers.

Risk Factors	See “Risk Factors” and the other information in this prospectus supplement, the accompanying prospectus and our reports incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the capital securities.

ERISA Considerations	The capital securities may be acquired by or transferred to a Plan (including an individual retirement account) or an entity whose underlying assets include the assets of a Plan or by a Governmental Plan, a Church Plan, or a non-U.S. plan, but only if the acquisition will not result in a non-exempt prohibited transaction or a violation of Similar Law. See “ERISA Considerations.”

Selected Consolidated Condensed Financial Data

The following tables present selected consolidated condensed financial data for National City on a historical basis. The historical information for the years 2006 through 2002 was derived from the audited financial statements of National City. The historical information for the three-month period ended March 31, 2007 and 2006 is unaudited and was derived from the interim financial statements of National City. In the opinion of management, the interim financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The information presented in the tables should be read in conjunction with National City’s consolidated financial statements, and the related notes thereto, as incorporated by reference into the accompanying prospectus.

	Three Months
	Ended March 31,
	2007	2006
	(Unaudited)

Statements of Income (In thousands)
Interest income	$2,210,417	$2,145,080
Interest expense	1,099,692	968,785

Net interest income	1,110,725	1,176,295
Provision for loan losses	106,846	27,043

Net interest income after provision for loan losses	1,003,879	1,149,252
Noninterest income	620,521	655,647
Noninterest expense	1,171,360	1,148,675

Income before income taxes	453,040	656,224
Income tax expense	133,828	197,417

Net income	$319,212	$458,807

Net income applicable to common stock	$318,775	$458,392

Per Common Share
Net income:
Basic	$0.50	$0.75
Diluted	0.50	0.74
Dividends declared	0.39	0.37
Book value	22.12	20.69
Average shares:
Basic	631,710,591	611,910,838
Diluted	640,533,750	619,697,278
Financial Ratios
Return on average common equity	8.98%	14.91%
Return on average assets	.94	1.33
Average stockholders’ equity to average assets	10.45	8.94
Net interest margin	3.69	3.81
Annualized net charge-offs to average portfolio loans	0.61	0.46
Efficiency ratio	67.37	62.45
Tangible common equity to tangible assets	6.26	6.70
Tier 1 capital	7.08	7.38
Total risk-based capital	10.13	10.31
Leverage	6.92	6.92

	Three Months
	Ended March 31,
	2007	2006
	(Unaudited)

At Period End (In Millions)
Assets	$138,559	$140,231
Portfolio loans	99,566	102,269
Loans held for sale or securitization	10,693	11,779
Securities, at fair value	7,208	7,609
Deposits	88,636	81,417
Long-term debt	24,319	33,649
Shareholders’ equity	13,170	12,623

	As of/For the Years Ended December 31,
	2006(a)	2005	2004(b)	2003	2002
Statements of Income (In thousands)
Interest income	$8,933,762	$7,731,819	$6,026,003	$5,965,930	$5,901,171
Interest expense	4,330,159	3,036,071	1,593,335	1,629,816	1,910,541

Net interest income	4,603,603	4,695,748	4,432,668	4,336,114	3,990,630
Provision for loan losses	482,593	283,594	323,272	638,418	681,918

Net interest income after provision for loan losses	4,121,010	4,412,154	4,109,396	3,697,696	3,308,712
Noninterest income	4,018,965	3,304,319	4,440,181	3,593,071	2,548,459
Noninterest expense	4,717,339	4,751,057	4,471,637	4,053,301	3,688,370

Income before income taxes	3,422,636	2,965,416	4,077,940	3,237,466	2,168,801
Income tax expense	1,122,800	980,187	1,298,006	1,120,402	722,158

Net income	$2,299,836	$1,985,229	$2,779,934	$2,117,064	$1,446,643

Net income applicable to common stock	$2,298,132	$1,983,613	$2,779,148	$2,117,064	$1,446,622

Per Common Share
Net income:
Basic	$3.77	$3.13	$4.37	$3.46	$2.37
Diluted	3.72	3.09	4.31	3.43	2.35
Dividends declared	1.52	1.44	1.34	1.25	1.20
Book value	23.06	20.51	19.80	15.39	13.35
Average shares:
Basic	609,316,070	633,431,660	635,450,188	611,205,682	610,186,786
Diluted	617,671,507	641,600,969	645,510,514	616,410,043	616,174,238

(a)	Results for 2006 were affected by the acquisitions of Forbes First Financial Corporation and Harbor Florida Bancshares, Inc., and the sale of First Franklin. Refer to footnote 3 of the audited financial statements included in National City’s Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

(b)	Results for 2004 were affected by the acquisitions of Allegiant Bancorp, Inc., Provident Financial Group, Inc. and Wayne Bancorp, and the sale of National Processing, Inc. Refer to footnote 3 of the audited financial statements included in National City’s Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

	As of/For the Years Ended December 31,
	2006(a)	2005	2004(b)	2003	2002

Financial Ratios
Return on average common equity	17.98%	15.54%	24.56%	23.60%	18.14%
Return on average assets	1.66	1.40	2.23	1.79	1.40
Average stockholders’ equity to average assets	9.21	9.02	9.10	7.57	7.70
Net interest margin	3.75	3.74	4.02	4.08	4.33
Annualized net charge-offs to average portfolio loans	0.44	0.36	0.39	0.80	0.83
Efficiency ratio(c)	54.52	59.36	50.35	51.24	56.85
Tangible common equity to tangible assets	7.77	6.57	6.83	7.23	5.99
Tier 1 capital	8.93	7.43	8.25	8.79	7.46
Total risk-based capital	12.16	10.54	11.79	13.12	11.37
Leverage	8.56	6.83	7.31	7.43	6.39
At Year End (In Millions)
Assets	$140,191	$142,397	$139,414	$114,102	$118,153
Portfolio loans	95,492	106,039	100,271	79,344	72,174
Loans held for sale or securitization	12,853	9,667	12,430	15,368	24,501
Securities, at fair value	7,509	7,875	8,765	6,525	8,675
Deposits	87,234	83,986	85,955	63,930	65,119
Long-term debt	26,356	30,970	28,696	23,666	22,730
Shareholders’ equity	14,581	12,613	12,804	9,329	8,161

(a)	Results for 2006 were affected by the acquisitions of Forbes First Financial Corporation and Harbor Florida Bancshares, Inc., and the sale of First Franklin. Refer to footnote 3 of the audited financial statements included in National City’s Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

(b)	Results for 2004 were affected by the acquisitions of Allegiant Bancorp, Inc., Provident Financial Group, Inc. and Wayne Bancorp, and the sale of National Processing, Inc. Refer to footnote 3 of the audited financial statements included in National City’s Annual Report on Form 10-K for the year ended December 31, 2006 for further details.

(c)	The efficiency ratio excluded security gains/(losses) from noninterest income for periods prior to 2007. If security gains/(losses) were included, the efficiency ratio for 2005, 2004, 2003 and 2002 would have been 59.16%, 50.24%, 50.94% and 56.14%, respectively. The efficiency ratio for 2006 would remain unchanged.

Recent Developments

On May 1, 2007, National City announced it had signed a definitive agreement to acquire MAF Bancorp, Inc. (“MAF Bancorp”), headquartered in Clarendon Hills, Illinois. MAF Bancorp is the holding company of MidAmerica Bank, which operates 82 branches throughout Chicago and Milwaukee and surrounding areas. As of March 31, 2007, MAF Bancorp had portfolio loans of $7.3 billion and deposits of $7.1 billion. Under the terms of the agreement, MAF Bancorp shareholders will receive National City common stock worth $56 for each share of MAF Bancorp common stock. The exchange ratio will be based on the average closing price of National City common stock for the 20 trading days immediately preceding Federal Reserve Board approval, subject to certain adjustments. The total indicated value of the transaction is approximately $1.9 billion. After the completion of the merger, Allen H. Koranda, MAF Bancorp’s chairman and chief executive officer, will be appointed to National City’s board of directors. Completion of this transaction is expected to occur in the fourth quarter of 2007, subject to shareholder and regulatory approvals.

RISK FACTORS

An investment in the capital securities involves a number of risks. Before purchasing any capital securities, you should read carefully this prospectus supplement and the accompanying prospectus, carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006 and other periodic reports we file with the Securities and Exchange Commission and pay special attention to the following risk factors.

Because National City Capital Trust III will rely on the payments it receives on the ICONs to fund all payments on the capital securities, and because National City Capital Trust III will distribute the ICONs in exchange for the capital securities if we dissolve the trust or if the trust dissolves because of certain other specified events, you are making an investment decision regarding the ICONs as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the capital securities, the ICONs and the guarantee.

Risks Relating to the Capital Securities

You May Not Receive Distributions on the Capital Securities for a Total of Up to Ten Years if After the First Five Years of Interest Deferral We Are Unable or Otherwise Fail to Issue Securities.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the ICONs for a period of up to 20 consecutive interest periods, or five years, as described in this prospectus supplement under “Certain Terms of the ICONs — Option to Defer Interest Payments.” If we elect to defer interest payments on the ICONS, the indenture provides that, except in limited circumstances, we will be limited to paying deferred interest from the proceeds of sales of our common stock and/or, at our option, our qualified warrants unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds from such issuance to pay deferred interest. See “Certain Terms of the ICONs — Option to Defer Interest Payments” and “Certain Terms of the ICONs — Alternative Payment Mechanism.”

We may not be able to sell sufficient shares of our common stock or qualified warrants to generate the proceeds required to fund our deferred interest obligations, either within any particular time period or at all. Our ability to market our common stock or qualified warrants will depend on a variety of factors both within and beyond our control, including our financial performance, the strength of the equity markets generally, the relative demand for stock of companies within our industry and dilution caused by prior stock offerings or issuances. Moreover, we may encounter difficulties in successfully marketing our common stock and qualified warrants, particularly during times when we are subject to the restrictions on paying dividends on our common stock as a result of the deferral of interest. If we do not sell sufficient common stock or qualified warrants to fund deferred interest payments in these circumstances, we will not be permitted to pay deferred interest to the trust and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources.

If We Do Not Make Payments on the ICONs, the Trust Will Not Be Able to Pay Distributions and Other Payments on the Capital Securities and the Guarantee Will Not Apply.

The trust’s ability to make timely distribution and redemption payments on the capital securities is completely dependent upon our making timely payments on the ICONs. If we default on the ICONs, the trust will lack funds for the payments on the capital securities. If this happens, holders of capital securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guarantees that we will make distribution and redemption payments on the capital securities if and to the extent the trust has the funds to do so, but has not made such payment. Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the capital securities and that have not been deferred in accordance with the terms of the ICONs and the capital securities. For more information, see “Certain Terms of the Capital Securities — Trust Enforcement Events” in this prospectus supplement.

The Indenture Limits Our Obligation to Raise Proceeds from the Sale of Common Stock to Pay Deferred Interest During the First Five Years of an Extension Period.

The indenture governing the ICONs limits our obligation to raise proceeds from the sale of shares of common stock to pay deferred interest prior to the fifth anniversary of the commencement of an Optional Deferral Period in excess of an amount we refer to as the “APM maximum obligation.” Once we reach the APM maximum obligation for an Optional Deferral Period, we will no longer be obligated to use commercially reasonable efforts to sell common stock to pay deferred interest unless such deferral extends beyond the date which is five years following the commencement of the relevant Optional Deferral Period. Although we have the right to sell shares of common stock in excess of the APM maximum obligation during an Optional Deferral Period, we have no obligation to do so. See “Description of the ICONs — Alternative Payment Mechanism.”

The Indenture Limits the Number of Shares of Common Stock that We May Sell to Pay Deferred Interest.

The indenture governing the ICONs limits the amount of our common stock that we are permitted to sell to pay deferred interest to the then current share cap amount. See “Description of the ICONs — Alternative Payment Mechanism.” If the then current share cap amount equals 300 million shares and the number of shares of our common stock that we need to sell in order to pay deferred interest in full exceeds this share cap amount, we may continue to defer interest, and such deferral will not constitute an event of default unless it extends beyond the date which is 10 years following the first interest payment date on which we deferred interest.

The Federal Reserve May Not Permit Us to Sell Stock or May Permit Us to Sell Stock While Prohibiting Us from Paying Deferred Interest.

The indenture for the ICONs provides that we must notify the Federal Reserve (1) of the commencement of any Optional Deferral Period, (2) of the fifth anniversary of the commencement of an Optional Deferral Period that is continuing or earlier payment of current interest during an Optional Deferral Period, and (3) of our intention to sell shares of our common stock and/or qualified warrants and to apply the net proceeds of such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or other supervisory action). In addition, under the indenture for the ICONs, we may only sell our common stock or qualified warrants and apply the net proceeds of such sale to pay deferred interest on the ICONs if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice pursuant to clause (3) above or has withdrawn its prior disapproval.

Moreover, if we have notified the Federal Reserve of our intention to sell our common stock and apply the proceeds to pay deferred interest and the Federal Reserve has disapproved of either of these actions, such request and disapproval will constitute a Supervisory Event that will excuse us from our obligation to continuously use commercially reasonable efforts to sell our common stock and to apply proceeds from such sale to pay deferred interest on the ICONs.

The occurrence and continuation of a Supervisory Event will excuse us from our obligation to continuously use commercially reasonable efforts to sell shares of our common stock and to apply the net proceeds of such sale to pay deferred interest on the ICONs. A Supervisory Event will exist at any time until the tenth anniversary of the commencement of any Optional Deferral Period if we have notified the Federal Reserve of our intention both (1) to sell shares of our common stock and (2) to apply the net proceeds of such sale to pay deferred interest on the ICONs and the Federal Reserve has disapproved of either of these actions. Because a Supervisory Event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell shares of our common stock but to prohibit us from applying the proceeds to pay deferred interest on the ICONs.

You Will Have Limited Remedies for Breach of Obligations Under the Indenture.

Although various events may constitute a breach of our obligations under the indenture, most such events will not constitute an event of default or give rise to a right of acceleration of principal and interest on the ICONs. Such event of default or acceleration of principal and interest will occur only upon our failure to pay in full all interest accrued upon the conclusion of an Optional Deferral Period of 10 consecutive years or as a result of certain specified events of bankruptcy or insolvency involving us, or the insolvency or receivership of our principal banking subsidiary. See “Certain Terms of the ICONs — Events of Default and Acceleration.”

Holders of Our Senior Indebtedness Will Get Paid Before You Will Get Paid Under the Capital Securities.

Our obligations under the ICONs and the guarantee will be junior in right of payment and upon liquidation to all of our existing and future indebtedness, with certain limited exceptions. Accordingly, we will not be permitted to make any payments on the ICONs or the guarantee if we are in default on this other indebtedness. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off this other indebtedness in full before any payments may be made on the ICONs or the guarantee.

At March 31, 2007, our indebtedness and obligations, including outstanding traditional trust preferred securities, on a parent-only basis and not including indebtedness of our subsidiaries, that will rank senior in right of payment and upon liquidation to the ICONs totaled approximately $3 billion. None of the indenture pursuant to which the ICONs will be issued, the guarantee, the certificate of trust which created the trust or the amended and restated trust agreement limit our ability to incur additional indebtedness.

For more information, see below under the captions “Certain Terms of the ICONs — Ranking of the ICONs and Guarantee” in this prospectus supplement and “Description of the Guarantees — Status of Guarantees” in the accompanying prospectus.

Our Obligation to Repay the Principal Amount of the ICONs on the Scheduled Maturity Date Is Subject to Issuance of Qualifying Securities.

Our obligation to repay the ICONs on the scheduled maturity date of May 25, 2047 is limited. We will be required under the terms of the indenture for the ICONs to repay the ICONs on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying securities” within a 180-day period ending on a date not more than 15 nor less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying securities to permit repayment of the ICONs on the scheduled maturity date, the unpaid amount will remain outstanding until (a) we have raised sufficient proceeds to permit repayment in full in accordance with this requirement and we repay in full, (b) an event of default occurs or (c) the final maturity date for the ICONs on May 25, 2067.

“Qualifying securities” means securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at the time of redemption or repurchase (as further specified and permitted in the Replacement Capital Covenant, subject to amendment as described below). We can amend the indenture and the Replacement Capital Covenant without the consent of any holders of ICONs or capital securities to eliminate common stock, mandatorily convertible preferred stock and/or debt exchangeable for equity (but only to the extent exchangeable for common stock) as a type of security or securities included in the definition of “qualifying securities” or “qualifying capital securities”, as applicable, if we are advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to so amend the definition of “qualifying securities” or “qualifying capital securities”, as applicable, would result in a reduction in our earnings per share as calculated for financial reporting purposes.

Our ability to raise proceeds in connection with this obligation to repay the principal amount of the ICONs will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying securities to repay the ICONs during the 180-day period referred to above and from month to month thereafter until the ICONs are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until May 25, 2067, and we will be excused from using our commercially reasonable efforts if a “Market Disruption Event” occurs. Accordingly, it is possible that we will not repay any principal amount of the ICONs until the final maturity date in 2067.

Although we have the right, at our option, to amend the Replacement Capital Covenant and the indenture at any time to impose certain additional restrictions for purposes of determining the extent to which repayment, redemption or repurchase of the ICONs or capital securities is permitted in accordance with the Replacement Capital Covenant and the indenture, we have agreed in the indenture for the ICONs that we will not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of qualifying securities that we may include for purposes of determining when repayment, redemption or repurchase of the ICONs or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or if the ICONs have been distributed by the trust, a majority by principal amount of the ICONs.

Your Claims in Bankruptcy, Insolvency, Reorganization and Receivership to Receive Payment in Respect of Accrued Interest May Be Limited.

If certain bankruptcy, insolvency or reorganization events occur with respect to National City, or if our principal banking subsidiary becomes insolvent or enters receivership, prior to the redemption or repayment of any ICONs, whether voluntary or not, a holder of ICONs will have no claim under the terms of the indenture for, and thus no right to receive, accrued and unpaid deferred interest on the ICONs that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds 25% of the then outstanding aggregate principal amount of the ICONs.

Our Right to Redeem or Repurchase the ICONs Is Limited by a Replacement Capital Covenant That We Are Making in Favor of Certain of Our Debtholders.

By their terms, the ICONs may be redeemed by us, in whole or in part, before their maturity at 100% of their principal amount plus accrued and unpaid interest on one or more occasions any time on or after May 25, 2012, or in whole at any time if certain changes occur in tax or investment company laws or regulations or in the treatment of the capital securities as Tier 1 capital of National City under the capital guidelines of the Federal Reserve. However, around the time of the initial issuance of the ICONs, we are entering into a “Replacement Capital Covenant,” which is described under “Certain Terms of the Replacement Capital Covenant,” that will limit our right to redeem or repurchase ICONs. In the Replacement Capital Covenant, we covenant for the benefit of holders of our designated indebtedness that ranks senior to the ICONs or, if there is no such debt, holders of a designated series of indebtedness of National City Bank, that we will not redeem or repurchase the ICONs or capital securities on or before May 25, 2057 unless (a) subject to certain limitations, during the 180 days prior to the date of that redemption or repurchase we have received proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at the time of redemption or repurchase and (b) we have obtained the prior approval of the Federal Reserve, if such approval is then required by the Federal Reserve.

Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the ICONs, including as a result of a tax event, investment company event or regulatory capital event, and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from the sale of qualifying securities.

You May Have to Include Interest in Your Taxable Income Before You Receive Cash.

If we defer interest payments on the ICONs, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the ICONs held by the trust, even if you normally report income when received. As a result, you may be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you would never receive the cash from us related to the accrued interest that you reported for tax purposes.

You Should Consult with Your Own Tax Advisor Regarding the Tax Consequences of an Investment in the Capital Securities.

For more information regarding the tax consequences of purchasing, holding and disposing of the capital securities, see below under the captions “Material United States Federal Income Tax Consequences — United States Holders — Interest Income and Original Issue Discount,” “— Receipt of ICONs or Cash Upon Liquidation of the Trust” and “— Sales of Capital Securities” in this prospectus supplement.

The Capital Securities May Be Redeemed by Us Prior to Maturity; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return.

The ICONs (and therefore the capital securities) may be redeemed by us in whole or in part on one or more occasions any time on or after May 25, 2012, or in whole upon the occurrence of certain special events relating to changes in tax or investment company laws or regulations or if the capital securities cease to be Tier 1 capital of National City under the capital guidelines of the Federal Reserve, subject to receipt of any necessary Federal Reserve approval. The redemption price for the ICONs would be equal to 100% of the principal amount plus accrued and unpaid interest. If such a redemption happens, the trust must use the redemption price it receives to redeem, on a proportionate basis, capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the ICONs redeemed.

The redemption of the capital securities would be a taxable event to you for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences — United States Holders — Receipt of ICONs or Cash Upon Liquidation of Trust.”

In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the capital securities.

An Active Trading Market for the Capital Securities May Not Develop or Continue.

We will apply to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available or will continue for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

A Classification of the Capital Securities as Common Equity by the National Association of Insurance Commissioners May Adversely Affect U.S. Insurance Company Investors and the Value of the Capital Securities.

The Securities Valuation Office (the “SVO”) of the National Association of Insurance Commissioners (“NAIC”) may from time to time classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. For purposes of determining the insurers’ risk capital position under the SVO’s written guidelines, it is not always clear which securities will be classified as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We are aware that the SVO has classified several fixed income securities, either definitively or preliminarily, as common equity. We cannot assure you that the capital securities would not be classified as common equity, if reviewed and classified by the SVO. If the NAIC were to classify the capital securities as common equity, the willingness of U.S. insurance investors to hold the capital securities could be reduced, which in turn could reduce the price of the capital securities in any available after-market. On September 12, 2006, the NAIC Financial Condition E Committee adopted a proposal under which securities such as the capital securities would be reported as preferred stock for the 2006 reporting year, but the classification of these instruments for future periods is being reviewed and the outcome is not currently known. The NAIC Financial Condition E Committee proposal was subsequently adopted at its December 2006 meeting. However, the matter remains under consideration by the NAIC, and there can be no assurance that the NAIC will continue to apply the proposal as approved or as to the classification that the SVO may assign to the capital securities in the future.

We Generally Will Control the Trust Because Your Voting Rights Are Very Limited.

You will only have limited voting rights with respect to the trust. In particular, you may not elect and remove any trustees, except when there is a default under the ICONs. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee. For more information, see “The Trust” in this prospectus supplement.

If You Waive Our Covenants to Pay Deferred Interest Only with Proceeds from the Sale of Common Stock or Qualified Warrants, Our Credit Rating May Be Negatively Affected.

The indenture contains covenants that permit us to pay deferred interest only with proceeds from the sale of our common stock or qualified warrants, except in limited circumstances. These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding capital securities, and no holder of our senior indebtedness will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive deferred interest, if such covenants are waived and we pay deferred interest with funds received from any other source, our credit rating may be negatively affected. A negative effect on our credit rating may have an adverse effect on our business or financial condition, which in turn could have an adverse effect on our ability to pay future interest on the ICONs.

Additional Risks Related to Our Business

We Could Experience Difficulties in Managing Our Growth and Effectively Integrating Our Acquisitions.

We regularly review potential acquisition opportunities. We acquired Harbor Florida Bancshares, Inc. and Fidelity Bankshares, Inc. on December 1, 2006 and January 5, 2007 respectively. We signed a definitive agreement to acquire MAF Bancorp in Clarendon Hills, Illinois on April 30, 2007. We converted Harbor’s systems on March 17 and Fidelity’s systems on April 14. We cannot assure you that we will be able to manage our growth adequately and profitably or to integrate the operations of Harbor, Fidelity, MAF Bancorp, or any other acquisition effectively. Risks commonly associated with acquisitions, include, without limitation, potential exposure to liabilities of the acquired entity, the difficulty and expense of integrating the operations and personnel of the acquired entity, potential disruption to the business of the acquired entity, potential diversion of the time and attention of management of the acquired entity and impairment of relationships with, and the possible loss of, key employees and customers of the acquired entity.

If We Do Not Adjust To Rapid Changes In The Financial Services Industry, Our Financial Performance May Suffer.

Our ability to maintain our historical financial performance and return on investment to shareholders will depend in part on our ability to expand the scope of our available financial services to our customers. In addition to the challenge of attracting and retaining customers for traditional banking services, many of our competitors offer one-stop financial services shopping to customers, which includes securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies. The increasingly competitive environment primarily is a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

Future Governmental Regulation and Legislation Could Limit Our Future Growth.

We and our subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the our operations and of our subsidiaries. These laws may change from time to time and are, together with banking regulation and supervision, primarily intended for the protection of consumers, depositors and the deposit insurance funds. The impact of any changes to these laws may negatively impact our ability to expand our services and to increase the value of our business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could be materially adverse to current and future stockholders.

Changes in Interest Rates Could Reduce Our Income and Cash Flows.

Our income and cash flow depend to a great extent on the difference between the interest rates earned on our interest-earning assets such as loans and investment securities, and the interest rates paid on our interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve. Changes in monetary policy, and changes in interest rates, will influence the origination of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits. Fluctuations in these areas may adversely affect us.

Additional Risks and Uncertainties Could Have a Negative Effect on Our Financial Performance.

Additional factors could have a negative effect on our financial performance and of our subsidiaries and our common stock. Such factors include, without limitation, changes in general economic and financial market conditions, changes in competitive conditions, continuing consolidation in the financial services industry, new litigation or changes in existing litigation, losses, and customer bankruptcies, claims and assessments.

Our Results of Operations Depend upon the Results of Operations of Our Subsidiaries.

We are a holding company that is a separate and distinct entity from our subsidiaries. We conduct substantially all of our operations through National City Bank, our principal subsidiary bank, and our other subsidiaries. As a result, our ability to make payments on the ICONs and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

Federal banking laws limit the amount of dividends that may be paid by national banks to the earnings of the current year and the last two years without prior regulatory approval. At March 31, 2007, National City Bank could pay us approximately $1.1 billion in dividends, without prior regulatory approval and without becoming less than well-capitalized under bank regulatory requirements.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the capital securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the capital securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, holders of the capital securities should look only to our assets for payments on the ICONs and indirectly on the capital securities. Further, the ICONs and the guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries, including obligations of our subsidiary depository institutions to depositors.

At March 31, 2007, our subsidiaries’ direct borrowings and deposit liabilities, including non-deposit short-term borrowings, totaled approximately $117.6 billion.

Federal Banking Authorities May Restrict Distributions on or Redemptions of the Capital Securities.

Federal banking authorities have the right to supervise and examine us and our subsidiaries, including the trust. Such supervision and examination is intended primarily for the benefit of depositors and not for holders of our securities. The Comptroller of the Currency has the authority to restrict the payment of dividends and other payments from National City Bank and our other national bank subsidiaries to us. The Federal Reserve also has the authority to restrict or prohibit the payment of dividends on our common stock and distributions on the trust’s trust preferred securities. Such actions, if taken, could cause us to defer interest payments on the capital securities and could adversely affect our ability to sell our common stock or qualified warrants under the alternative payment mechanism. Any redemptions or repurchases of our capital securities are, under current rules, subject to prior Federal Reserve approval prior to the scheduled maturity date of the ICONs.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.

Risks and uncertainties that could cause actual results to differ materially include, without limitation, our ability to effectively execute our business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting our business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements is available in our annual report on Form 10-K for the year ended December 31, 2006, and subsequent filings with the United States Securities and Exchange Commission (“SEC”). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on our Web site at www.nationalcity.com. We are not incorporating any information from our Web site into this prospectus supplement or the accompanying prospectus. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

NATIONAL CITY CORPORATION

National City is a financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive distribution network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania and also conducts selected consumer lending and other financial services businesses on a nationwide basis. National City’s primary businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. Operations are primarily conducted through more than 1,300 branch banking offices located within an eight-state footprint and over 470 wholesale and retail mortgage offices located throughout the United States. Including its subsidiaries, National City had 32,311 full-time-equivalent employees at March 31, 2007. As of March 31, 2007, National City’s consolidated total assets were approximately $138.6 billion and its total stockholders’ equity was approximately $13.2 billion. Based on asset size, National City is one of the largest commercial banking organizations in the United States.

National City’s principal banking subsidiary is National City Bank. National City is a legal entity separate and distinct from National City Bank and National City’s other subsidiaries. A substantial portion of National City’s cash flows are received from National City Bank in the form of cash dividends. Federal law limits the manner and amount of funding that National City Bank may provide to National City. Bank subsidiaries are limited as to the dividends they are allowed to pay. The terms of any loans, and the type and amount of any security required to be pledged for any loans from National City Bank to National City are dictated by Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. The Office of the Comptroller of the Currency is the primary federal regulator for National City Bank.

National City and National City Bank are required to meet various capital requirements. Failure to meet the minimum capital requirements can result in National City being denied the right to acquire existing companies or establish new companies, or limit its ability to pay dividends or make distributions on its capital securities or being required to raise additional capital or being subject to increased deposit insurance premiums payable to the FDIC and the potential loss of FDIC deposit insurance. National City and National City Bank have consistently maintained “well-capitalized” financial levels. The “well-capitalized” standard is the highest regulatory standard.

For National City to maintain its financial holding company status, National City Bank must be “well-capitalized” and “well-managed” and have a Community Reinvestment Act rating of “satisfactory or above” as determined by National City Bank’s federal regulator, which is the Office of the Comptroller of the Currency. As of this time, these requirements have been met by National City Bank.

NATIONAL CITY CAPITAL TRUST III

Purpose and Ownership of the Trust

The trust is a statutory trust organized under Delaware law by the trustees and us. The trust was established solely for the following purposes:

•	to issue the capital securities, which represent undivided beneficial ownership interests in the trust’s assets, to the public;

•	to use proceeds from the sale of capital securities to pay for the ICONs that we will issue to it;

•	to issue the common securities to us in a total liquidation amount of $1,000,000 in exchange for an identical principal amount of ICONs;

•	to maintain the trust’s status as a grantor trust for United States federal income tax purposes; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

The ICONs will be the trust’s sole assets. Payments on the ICONs will be the trust’s sole source of income. The trust will issue only one series of capital securities.

As issuer of the ICONs, we will pay:

•	all fees, expenses and taxes related to the trust and the offering of the capital securities and common securities; and

•	all ongoing costs, expenses and liabilities of the trust, except obligations to make distributions and other payments on the common securities and the capital securities.

For so long as the capital securities remain outstanding, we will:

•	own, directly or indirectly, all of the common securities;

•	cause the trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the certificate of trust by which the trust was created;

•	use our commercially reasonable efforts to ensure that the trust will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

The business and affairs of the trust will be conducted by its five trustees. The three administrative trustees will be individuals who are our employees. The Bank of New York Trust Company, N.A. will hold title to the ICONs as property trustee for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the ICONs and will hold the guarantee as guarantee trustee for the benefit of the holders of the capital securities. The Bank of New York (Delaware), as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for trustees of Delaware statutory trusts.

We have the sole right to appoint, remove and replace the trustees of the trust, unless an event of default occurs with respect to the ICONs. In that case, the holders of a majority in liquidation amount of the capital securities will have the right to remove and appoint the property trustee and the Delaware trustee.

Additional Information

For additional information concerning the trust, see “About the Trusts” in the accompanying prospectus. The trust will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment” in this prospectus supplement, we will provide certain information concerning the trust and the capital securities in the financial statements included in our own periodic reports to the SEC.

USE OF PROCEEDS

The net proceeds from the offering of the capital securities by the trust, after deducting expenses, are estimated to be $483,850,000, or $556,487,500 if the underwriters exercise their over-allotment option in full. The trust will use the proceeds of the sale of the capital securities to pay for the ICONs that we will issue to it. We intend to use all of the proceeds from the sale of the ICONs for general corporate purposes.

ACCOUNTING TREATMENT

Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003 (“FIN 46R”), provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46R requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. In accordance with FIN 46R, we will treat the trust as an unconsolidated subsidiary and report the aggregate principal amount of the ICONs we issue to this trust as liabilities, record the assets related to the cash and common securities received from the trust in our consolidated balance sheet, and report interest payable on the ICONs as an interest expense in our consolidated statements of operations.

REGULATORY TREATMENT

We are required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. We expect that the capital securities will be treated as Tier 1 capital of National City. The Federal Reserve permits trust preferred securities having the characteristics specified by the Federal Reserve to be included as Tier 1 capital for bank holding companies. On March 1, 2005, the Federal Reserve adopted a final rule which amended its risk-based capital standards to provide that “qualifying trust preferred securities” along with other “restricted capital elements” would continue to be treated as Tier 1 capital in an amount up to 25% of total Tier 1 capital. The outstanding balance of capital securities that will be treated as Tier 1 capital for regulatory purposes will decline by 20% per year in each of the five years immediately preceding the scheduled maturity date of the ICONs in 2047.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months
	Ended March 31,		Years Ended December 31,
	2007		2006		2005		2004		2003		2002

Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	2.06	x	2.74	x	2.99	x	6.53	x	5.18	x	3.71	x
Including interest on deposits	1.41	x	1.78	x	1.96	x	3.50	x	2.94	x	2.11	x

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest. Fixed charges exclude interest on uncertain tax positions which is classified with the provision for income taxes in the consolidated financial statements.

CERTAIN TERMS OF THE CAPITAL SECURITIES

We have summarized below certain terms of the capital securities. This summary supplements the general description of the capital securities under the caption “Description of Capital Securities” and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the capital securities. For more information, we refer you to the certificate of trust, the form of the trust agreement and the form of capital security certificate, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

The capital securities represent undivided beneficial ownership interests in the assets of the trust. The only assets of the trust will be the ICONs. The trust’s capital securities will rank equally with the trust’s common securities, except as described below under the caption “— Subordination of Common Securities” in this section.

Distributions

As an undivided beneficial owner of the ICONs, you will receive distributions on the capital securities that are cumulative and will accumulate from the date of issuance through the scheduled maturity date of May 25, 2047 at the annual rate of 6.625% of the liquidation amount of $25 for each capital security. Interest on the ICONs will accrue and, as a result, distributions on the capital securities will accumulate and, until the scheduled maturity date for the ICONs, will be payable quarterly in arrears on February 25, May 25, August 25 and November 25 of each year, beginning August 25, 2007. In the event that any interest payment date before the scheduled maturity date of May 25, 2047 would otherwise fall on a day that is not a business day (as defined below), the interest payment due on that date will be postponed to the next business day and no interest will accrue or be paid as a result of that postponement. The amount of distributions payable for any quarterly period on or before the scheduled maturity date of the ICONs will be computed based on a 360-day year comprised of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period prior to the scheduled maturity date will be computed based a 30-day month and, for periods of less then a month, the actual number of days elapsed in such period over a 360-day year.

If any principal amount of the ICONs remains outstanding after the scheduled maturity date, interest on the outstanding ICONs will accrue and, as a result, distributions on the capital securities will accumulate, at a floating interest rate that is reset and payable monthly, as described under “Certain Terms of the ICONs — Interest Rate and Interest Payment Dates.” Such interest will be paid monthly in arrears on the last day of each calendar month. If this day is not a business day (as defined herein), the payment will be made on the next business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date. No interest will be accrued or paid if the payment date is postponed to the next business day. The amount of distributions payable for any period after the scheduled maturity date will be computed based on the actual number of days elapsed over a 360-day year.

We may defer payments of interest on the ICONs. Any deferred interest on the ICONs will accrue additional interest at an annual rate equal to the annual interest rate applicable to the ICONs at such time, compounded (1) quarterly during any period prior to the scheduled maturity date and (2) monthly during any period beginning on or after the scheduled maturity date, in each case to the extent permitted by applicable law. As a result, distributions not paid when due will accumulate additional distributions at the annual rate (1) of 6.625% at any time prior to the scheduled maturity date, compounded quarterly, and (2) equal to the then applicable floating rate, at any time on or after the scheduled maturity date, compounded monthly, in each case to the extent permitted by applicable law, with respect to the amount of accumulated and unpaid distributions. When we refer to any payment of distributions, the term “distributions” includes any such additional accumulated distributions.

The trust’s income available for the payment of distributions will be limited to our payments made on the ICONs. As a result, if we do not make interest payments on the ICONs, then the trust will not have funds to make distributions on the capital securities.

A “business day” means each day except Saturday, Sunday and any day on which banking institutions in The City of New York are authorized or required by law to close or on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

Deferral of Distributions

If the ICONs are not in default, we can, on one or more occasions, defer the quarterly interest payments on the ICONs for one or more periods (each, an “Optional Deferral Period”) of up to 20 consecutive quarters, or five years, without being subject to our obligations under “Certain Terms of the ICONs — Alternative Payment Mechanism” and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default and acceleration under the terms of the ICONs. A deferral of interest payments cannot extend, however, beyond the final maturity date or, if earlier, the redemption or repayment in full of the ICONs, nor can we begin a new Optional Deferral Period until we have paid all accrued but unpaid interest on the ICONs. If we defer interest payments on the ICONs, the trust also will defer distributions on the capital securities. During an Optional Deferral Period, any deferred interest on the ICONs will accrue additional interest at an annual rate equal to the annual interest rate applicable to the ICONs at such time, compounded (1) quarterly during any period prior to the scheduled maturity date and (2) monthly during any period beginning on or after the scheduled maturity date, in each case to the extent permitted by applicable law. As a result, distributions otherwise due to you would continue to accumulate from the date that these distributions were due. Unless the context otherwise requires, when we refer to unpaid interest or deferred interest in this prospectus supplement, the term “interest” includes any such additional compounded interest.

Once we make all deferred interest payments on the ICONs, including all accrued interest, we can defer interest payments on the ICONs in the same manner as discussed above, but not beyond the redemption or repayment of the ICONs or the ICONs’ final maturity date. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from the trust. In addition, we will be prohibited from paying deferred interest, except from the net proceeds of certain sales of our qualified warrants or common stock, in the circumstances described under “Certain Terms of the ICONs — Option to Defer Interest Payments”; except that if the Federal Reserve has disapproved of the sale of qualified warrants or common stock pursuant to the Alternative Payment Mechanism, we may pay interest from any source without a breach of our obligations under the indenture. Our use of other sources to fund interest payments would be a breach of our obligations under the ICONs (except in the limited circumstances described in the prior sentence), but would not be an event of default under the indenture. In the limited circumstances described under “Certain Terms of the ICONs — Limitation on Claims with Respect to Certain Deferred Interest Obligations,” interest on the ICONs will be cancelled and the corresponding distributions on the capital securities will not be made. We cannot pay deferred interest on the ICONs from any source other than the Alternative Payment Mechanism, until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

We have no present intention of exercising our right to defer interest payments on the ICONs and we currently believe the likelihood of us exercising our right to defer interest payments is remote. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or repurchase shares of our capital stock or make payments on debt securities or guarantees that rank equal or junior to the ICONs and the guarantee, other than certain pro rata payments. These limitations are described in greater detail below under the caption “Certain Terms of the ICONs — Option to Defer Interest Payments” in this prospectus supplement.

If we choose to defer payments of interest on the ICONs, then the ICONs would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the ICONs in your gross income for United States federal income tax purposes before you receive cash distributions from the trust. This treatment will apply as long as you own capital securities. For more information, see below under the caption “Material United States Federal Income Tax Consequences — Interest Income and Original Issue Discount” in this prospectus supplement.

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 15 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of capital securities. A notice of optional deferral, once given, will be irrevocable. In addition, we will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 20 and no fewer than 10 business days in advance of that interest payment date certifying as to the matters regarding the occurrence of a “Market Disruption Event” or a “Supervisory Event” described under “Certain Terms of the ICONs — Alternative Payment Mechanism.”

Unless we have paid all accrued and payable interest on the ICONs and are not deferring any interest payments at such time, National City will not do any of the following, with certain limited exceptions:

•	declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of National City’s capital stock;

•	pay principal of, or interest or premium (if any) on, or repay, purchase or redeem any of National City’s debt securities (including other ICONs) that rank equally with or junior in interest to the ICONs other than pro rata payments of accrued and unpaid interest on the ICONs and any other of National City’s debt Securities (including the ICONs or other junior subordinated debt) that rank equally with the ICONs; or

•	make any guarantee payments on any guarantee of debt securities of any of National City’s subsidiaries if the guarantee ranks equally with or junior in interest to the guarantee, other than pro rata payments of accrued and unpaid amounts on such guarantee and on any other of National City guarantees of debt Securities of its subsidiaries that rank equally with the guarantee.

Payment of Distributions

Distributions on the capital securities will be payable to holders on the relevant record date. If the capital securities are issued in the form of global securities, as is expected, the record date for determining who will receive distributions on the capital securities will be the business day preceding the payment date for such distributions; otherwise the record date will be the fifteenth day preceding the payment date for such distributions. For more information on global securities, see “— Global Securities; Book-Entry Issue” below, and under the caption “Book-Entry Issuance” in the accompanying prospectus. Distributions payable on any capital securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such capital securities are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such capital securities are registered on a special record date set for this purpose.

Payments on the capital securities while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the capital securities. See “Book-Entry Issuance” in the accompanying prospectus.

Redemption

As described further below under “Certain Terms of the ICONs — Redemption,” we may redeem the ICONs before their maturity at 100% of their principal amount plus accrued and unpaid interest:

•	in whole or in part, on one or more occasions at any time on or after May 25, 2012; or

•	in whole at any time if certain changes occur in tax or investment company laws or regulations, or in the treatment of the capital securities as Tier 1 capital of National City for purposes of the capital guidelines of the Federal Reserve. These events, which we refer to as “Special Events,” are described in detail below under the caption “Certain Terms of the ICONs — Redemption — Redemption Upon a Special Event.”

We may not redeem the ICONs at any time prior to the scheduled maturity date unless we receive the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve. Prior approval of the Federal Reserve is not required for the redemption of the capital securities on or after the scheduled maturity date of the ICONs since the redemption is not considered an early repayment, but rather is made pursuant to our contractual obligation to repay the ICONs on the scheduled maturity date, unless extended in accordance with their terms. Any repayment, redemption or purchase, including any defeasance, of the ICONs will be subject to the terms of the Replacement Capital Covenant as long as such Replacement Capital Covenant is in effect.

When we repay or redeem the ICONs, the trust will use the cash it receives from the repayment or redemption of the ICONs to redeem a corresponding amount of the capital securities and common securities. The redemption price for the capital securities will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the capital securities to the redemption date. For more information, see “Certain Terms of the ICONs — Redemption.”

Redemption Procedures

The trust will give you at least 30 days’ but not more than 60 days’ notice before any redemption of capital securities. To the extent funds are available for payment, the trust will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the capital securities being redeemed. The trust also will give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any capital securities called for redemption will be payable to the registered holders on the record date for the distribution.

Once notice of redemption is given and the trust irrevocably deposits the redemption amount, additional distributions on the capital securities will cease to accumulate from and after the redemption date. In addition, all rights of the holders of the capital securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay.

If payment of the redemption amount for any capital securities called for redemption is not paid because the payment of the redemption price on the ICONs is not made, interest on the ICONs will continue to accrue from the originally scheduled redemption date to the actual date of payment, and, as a result, distributions on the capital securities will continue to accumulate.

In addition, we may and our affiliates may, at any time, purchase outstanding capital securities by tender, in the open market or by private agreement.

Optional Liquidation of the Trust and Distribution of ICONs

If we dissolve the trust, or if the trust dissolves because of certain other specified events, the trust will distribute the ICONs to holders of the capital securities and the common securities on a proportionate basis after satisfying the creditors of the trust. We may not dissolve the trust, however, unless we first receive:

•	the approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve; and

•	an opinion of independent counsel that the distribution of the ICONs will not be taxable to the holders for United States federal income tax purposes.

See “Certain Terms of the ICONs — Distribution of the ICONs” and “Material United States Federal Income Tax Consequences — Receipt of ICONs or Cash Upon Liquidation of the Trust” in this prospectus supplement.

If we elect to dissolve the trust, thus causing the ICONs to be distributed to the holders of the common securities and the capital securities on a proportionate basis, we will continue to have the right to redeem the ICONs in certain circumstances as described above.

Subordination of Common Securities

Payment of distributions or any redemption or liquidation amounts by the trust regarding the capital securities and the common securities will be made proportionately based on the total liquidation amounts of the securities. However, if we are in default under the ICONs, the trust will make no payments on the common securities until all unpaid amounts on the capital securities have been provided for or paid in full.

Trust Enforcement Events

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event.” For more information on events of default under the indenture, see “Certain Terms of the ICONs — Events of Default and Acceleration” in this prospectus supplement. Upon the occurrence and during the continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the ICONs, will have the right under the indenture to declare the principal amount of the ICONs due and payable. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the ICONs, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the ICONs and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event has occurred due to our failure to pay interest in full on the ICONs for a period of 30 days after the conclusion of a 10-year period following the commencement of any Optional Deferral Period, then a registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment of the principal of, or interest on, the ICONs to that holder with respect to ICONs having a principal amount equal to the total liquidation amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the ICONs.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Voting Rights

Holders of capital securities will have only limited voting rights. In particular, holders of capital securities may not elect or remove any trustee, except when there is a default under the ICONs. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

Remedies

So long as any ICONs are held by the property trustee, the holders of a majority of all outstanding capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as holder of the ICONs to:

•	exercise the remedies available to it under the indenture as a holder of the ICONs, including the right to rescind or annul a declaration that the principal of all the ICONs will be due and payable;

•	consent to any amendment, modification or termination of the indenture or the ICONs, guarantee or other applicable transaction document where consent is required; or

•	waive any past default that is waivable under the indenture.

However, where a consent or action under the indenture would require the consent or action of the holders of more than a majority of the total principal amount of the ICONs affected by it, only the holders of that greater percentage of the capital securities may direct the property trustee to give the consent or to take such action. See “Description of Capital Securities — Voting Rights; Amendment of Each Trust Agreement” in the accompanying prospectus.

If an event of default under the indenture has occurred and is continuing, the holders of 25% of the total liquidation amount of the capital securities may direct the property trustee to declare the principal and interest on the ICONs due and payable.

Meetings

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner described in the amended and restated trust agreement.

No vote or consent of the holders of capital securities will be required for the trust to redeem and cancel its capital securities in accordance with the amended and restated trust agreement.

Global Securities; Book-Entry Issue

We expect that the capital securities will be issued in the form of global securities held by The Depository Trust Company as described under the caption “Book-Entry Issuance” in the accompanying prospectus.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended and restated trust agreement and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust agreement at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

CERTAIN TERMS OF THE ICONS

We have summarized below certain terms of the ICONs. This summary supplements the general description of these securities under the caption “Description of Junior Subordinated Debt Securities” and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the ICONs. For more information, we refer you to the Junior Subordinated Indenture, which was filed as an exhibit to the registration statement of which the accompanying prospectus is a part, as supplemented from time to time, and the form of the ICONs, which we will file with the SEC.

The ICONs will be issued pursuant to an indenture between us and The Bank of New York Company N.A. as indenture trustee. The indenture provides for the issuance from time to time of debt securities, such as the ICONs, in an unlimited dollar amount and an unlimited number of series.

Interest Rate and Interest Payment Dates

Until the scheduled maturity date of May 25, 2047, the ICONs will bear interest at the annual rate of 6.625%, payable quarterly in arrears on February 25, May 25, August 25, and November 25 of each year, beginning August 25, 2007. In the event that any interest payment date before the scheduled maturity date of May 25, 2047 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next business day, and no interest will accrue or be paid as a result of that postponement. We refer to these dates as “interest payment dates” and to the period beginning on and including May 25, 2007 and ending on but excluding the first interest payment date, and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date, as an “interest period.” The amount of interest payable for any quarterly interest period on or before the scheduled maturity date of May 25, 2047 will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarter, prior to the scheduled maturity date, will be computed based on a 30-day month and, for periods of less then a month, the actual number of days elapsed in such period, over a 360-day year.

If any principal amount of ICONs remains outstanding after the scheduled maturity date, the principal amount of the outstanding ICONs will bear interest for each monthly interest period at an annual rate equal to one-month LIBOR, as defined below, plus 2.1263%, until repaid as described under “— Repayment of Principal” below. The applicable interest rate for each monthly interest period will be set on the last day of each calendar month, and will be set for the first monthly interest period on May 25, 2047 (each such date an “Interest Reset Date”). The applicable interest rate for each monthly interest period will be determined on the “LIBOR determination date” (as defined below) prior to each Interest Reset Date. We will pay interest on the ICONs after the scheduled maturity date monthly in arrears on the last day of each calendar month beginning June 30, 2047 (or if this day is not a business day, the following business day unless the payment date would fall in the next calendar month, in which case such payment will be made on the business day immediately before the scheduled payment date). References in this prospectus supplement to “interest payment dates” after the scheduled maturity date are to these dates. The amount of interest payable for any period after the scheduled maturity date will be computed based on the actual number of days elapsed over a 360-day year.

Interest payments on the ICONs not paid when due will themselves accrue additional interest at an annual rate equal to the annual interest rate applicable to the ICONs at such time, compounded (1) quarterly during any period prior to the scheduled maturity date and (2) monthly during any period beginning on or after the scheduled maturity date, in each case to the extent permitted by applicable law. See “— Option to Defer Interest Payments” and “— Alternative Payment Mechanism.”

For the purposes of calculating interest due on the ICONs after the scheduled maturity date:

•	“One-month LIBOR” means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on the LIBOR determination date for that monthly interest period. If such rate does not appear on Reuters Screen LIBOR01, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on the scheduled maturity date, 6.625%. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means The Bank of New York Trust Company, N.A., or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly interest period.

•	“Reuters Screen LIBOR01” means the display designated as Reuters Screen LIBOR01 (or such other page as may replace the LIBOR01 screen on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

The distribution provisions of the capital securities correspond to the interest payment provisions for the ICONs because the capital securities represent undivided beneficial ownership interests in the ICONs.

Repayment of Principal

We must repay the principal amount of the ICONs, together with accrued and unpaid interest, on May 25, 2047, subject to the limitations described below. We refer to May 25, 2047 as the “scheduled maturity date” of the ICONs. If the scheduled maturity date falls on a day that is not a business day, the scheduled maturity date will be the following business day.

Our obligation to repay the principal amount of the ICONs on the scheduled maturity date is limited. We are required to repay the ICONs on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying securities” within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. “Qualifying securities” means securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at the time of redemption or repurchase (as further specified and permitted in the Replacement Capital Covenant). We can amend the indenture and the Replacement Capital Covenant without the consent of any holders of ICONs or capital securities to eliminate common stock, mandatorily convertible preferred stock and/or debt exchangeable for equity (but only to the extent exchangeable for common stock) as a type of security or securities included in the definition of “qualifying securities” or “qualifying capital securities”, as applicable, if we are advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to so amend the definition of “qualifying securities” or “qualifying capital securities”, as applicable, would result in a reduction in our earnings per share as calculated for financial reporting purposes.

If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the ICONs on the scheduled maturity date, we may make partial repayments of the ICONs from the sale of qualifying securities, and the unpaid amount of ICONs will remain outstanding from month to month until we have raised sufficient net proceeds from the sale of qualifying securities to permit repayment of ICONs in full in accordance with the Replacement Capital Covenant, we redeem the ICONs or an event of default occurs.

We will agree in the indenture for the ICONs to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the ICONs in full on this date in accordance with the Replacement Capital Covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the sale of qualifying securities to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the ICONs are paid in full. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Any then outstanding principal amount of the ICONs, together with accrued and unpaid interest thereon, will mature and become due and payable on May 25, 2067 (or if this day is not a business day, the following business day), which is the final maturity date for the ICONs, regardless of the amount of qualifying securities we have issued and sold by that time. National City must pay this amount in full without regard to the source of funds. National City’s failure to do so would be an event of default under the indenture for the ICONs.

“Commercially reasonable efforts” to sell our qualifying securities means commercially reasonable efforts on the part of National City to complete the sale of shares of its qualifying securities to third parties that are not subsidiaries of National City in public offerings or private placements. National City will not be considered to have used its commercially reasonable efforts to effect a sale of qualifying securities if it determines not to pursue or complete such sale due to pricing dividend rate, coupon or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying securities to permit repayment of the ICONs if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a “Market Disruption Event” was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either (a) the “Market Disruption Event” continued for the entire 180-day period or 30-day period, as the case may be, or (b) the “Market Disruption Event” continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the ICONs in full.

Net proceeds that we are permitted to apply to repayment of the ICONs on and after the scheduled maturity date will be applied, first, to pay deferred interest to the extent of the “New Equity Amount” under the Alternative Payment Mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the ICONs. See “Certain Terms of the ICONS — Alternative Payment Mechanism.” If we raise less than $5 million of net proceeds from the sale of qualifying securities during the relevant 180-day or 30-day period, we will not be required to repay any ICONs on the scheduled maturity date or the next monthly interest payment date, as applicable, but we will use those net proceeds to repay the ICONs on the next monthly interest payment date as of which we have raised at least $5 million of net proceeds.

Ranking of the ICONs and Guarantee

Our payment obligations under the ICONs and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, including, among other things, indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products, including, but not limited to, interest rate and foreign exchange contracts, forward contracts related to mortgages, securities, commodities or otherwise, commodity contracts, capitalized lease obligations, and guarantees of any of the foregoing, but not including trade account payables and accrued liabilities arising in the ordinary course of business; provided, however, that the ICONs and the guarantee will rank equally in right of payment with any pari passu securities.

“Pari passu securities” means: (a) indebtedness that, among other things, (1) qualifies as, or is issued to financing vehicles issuing securities that qualify as, Tier 1 capital of National City at the time of issuance under the capital guidelines of the Federal Reserve Board and (2) by its terms ranks equally with the ICONs in right of payment and upon liquidation; and (b) guarantees of indebtedness described in clause (a) or securities issued by one or more financing vehicles described in clause (a). “Pari passu securities” does not include our junior subordinated debentures or guarantees issued in connection with the trust preferred securities issued by Banc Services Corp. Statutory Trust I, Forbes First Financial Statutory Trust I, Fidelity Capital Trust II, Fidelity Capital Trust III and in connection with any other traditional trust preferred securities, we issue or assume, each of which will rank senior to the capital securities being issued by the trust. At the date of this prospectus supplement pari passu securities only include the junior subordinated securities and guarantees issued by us in connection with the $750 million trust preferred securities issued by National City Capital Trust II.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the ICONs to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, including depositors of our depository institution subsidiaries.

The capital securities, the ICONs and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs and the guarantee. At March 31, 2007, our indebtedness and obligations, on an unconsolidated basis, that will rank senior in right of payment and upon liquidation to the ICONs totaled approximately $3.0 billion. In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At March 31, 2007, our subsidiaries’ direct borrowings and deposit liabilities, including non-deposit short-term borrowings, totaled approximately $117.6 billion.

Redemption

The ICONs are repayable on the scheduled maturity date or thereafter as described under “Repayment of the Principal” above. We may, however, redeem the ICONs before the scheduled maturity date at 100% of their principal amount plus accrued and unpaid interest:

•	in whole or in part, on one or more occasions at any time on or after May 25, 2012; or

•	in whole at any time if certain changes occur in tax or investment company laws or regulations, or in the treatment of the capital securities as Tier 1 capital of National City under the capital guidelines of the Federal Reserve. These events, which we refer to as “Special Events,” are described in detail below under the caption “— Redemption Upon a Special Event.”

We may not redeem the ICONs at any time prior to the scheduled maturity date, unless we receive the prior approval of the Federal Reserve to do so, if such approval is then required by the Federal Reserve. Prior approval of the Federal Reserve is not required for the redemption of the capital securities on or after the scheduled maturity date of the ICONs since the redemption is not considered an early repayment, but rather is made pursuant to our contractual obligation to repay the ICONs on the scheduled maturity date, unless extended in accordance with their terms. Any repayment, redemption or purchase, including any defeasance, of the ICONs will be subject to the terms of the Replacement Capital Covenant as long as such Replacement Capital Covenant is in effect.

The ICONs do not have a sinking fund. This means that we are not required to make any principal payments prior to the scheduled maturity date.

General

When we repay or redeem the ICONs, the trust will use the cash it receives from the repayment or redemption of the ICONs to redeem a corresponding liquidation amount of the capital securities and common securities. The redemption price for the capital securities will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the capital securities to the redemption date. Herein, any such repayment, redemption or purchase includes the defeasance by National City of the ICONs and the related satisfaction and discharge of its related obligations with respect to the ICONs.

If less than all of the capital securities and the common securities are redeemed, the total liquidation amount of the capital securities and the common securities to be redeemed will be allocated proportionately among the capital securities and the common securities, unless an event of default under the ICONs or similar event has occurred, as described above under “Certain Terms of the Capital Securities — Subordination of Common Securities.”

If we do not elect to redeem the ICONs, then the capital securities will remain outstanding until the repayment of the ICONs unless we liquidate the trust and distribute the ICONs to you. For more information, see “Certain Terms of the Capital Securities — Optional Liquidation of the trust and Distribution of ICONs” above.

Redemption Upon a Special Event

If a Special Event has occurred and is continuing, and we cannot cure that event by some reasonable action, then we may redeem the ICONs within 90 days following the occurrence of the Special Event. A “Special Event” means, for these purposes, the occurrence of a “Tax Event,” a “Regulatory Capital Event” or an “Investment Company Event.” We summarize each of these events below.

A “Tax Event” means that either we or the trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation that is enacted or becomes effective after the initial issuance of the capital securities; or

•	interpretation or application of the laws, enumerated in the preceding bullet point, or regulations by any court, governmental agency or regulatory authority that is announced after the initial issuance of the capital securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States federal income tax on interest received on the ICONs;

•	interest payable by us to the trust on the ICONs is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

A “Regulatory Capital Event” means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the United States or any political subdivision that is enacted or becomes effective after the initial issuance of the capital securities, or

•	official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which is effective or announced on or after the initial issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital for purposes of the capital adequacy guidelines of the Federal Reserve.

An “Investment Company Event” means the receipt by us and the trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the initial issuance of the capital securities.

Redemption Procedures

Notices of any redemption of the ICONs and the procedures for that redemption shall be the same as those described for the redemption of the capital securities under “Certain Terms of the Capital Securities — Redemption — Redemption Procedures” above. Notice of any redemption will be given at least 30 days but not more than 60 days before the redemption date to each holder of ICONs at its registered address.

Distribution of the ICONs

If we dissolve the trust, or if the trust dissolves because of certain other specified events, the property trustee will distribute the ICONs to the holders of the capital securities and the common securities on a proportionate basis, and we will cause the ICONs to be issued in denominations of $25 principal amount and integral multiples thereof. We anticipate that the ICONs would be distributed in the form of one or more global securities and that DTC would act as depositary for the ICONs. The depositary arrangements for the ICONs would be substantially the same as those in effect for the capital securities. Upon such a distribution of ICONs, National City will use its commercially reasonable efforts to list the ICONs on the New York Stock Exchange or on the market or national securities exchange where the capital securities are then listed or traded.

For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see “Book-Entry Issuance” in the accompanying prospectus.

Option to Defer Interest Payments

We can defer quarterly interest payments on the ICONs for one or more Optional Deferral Periods for up to 20 consecutive quarters, or five consecutive years, without being subject to our obligations under “— Alternative Payment Mechanism” and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default and acceleration under the terms of the ICONs. A deferral of interest payments cannot extend, however, beyond the final maturity date or, if earlier, the redemption or repayment in full of the ICONs. During the Optional Deferral Period, any deferred interest on the ICONs will accrue additional interest at an annual rate equal to the annual interest rate applicable to the ICONs at such time, compounded (1) quarterly during any period prior to the scheduled maturity date and (2) monthly during any period beginning on or after the scheduled maturity date, in each case to the extent permitted by applicable law. No interest then applicable will be due and payable on the ICONs until the end of the Optional Deferral Period except upon a redemption of the ICONs during a deferral period.

We may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period, although such payment is subject to the Alternative Payment Mechanism as described below.

Once we pay all accrued and unpaid deferred interest on the ICONs, we again can defer interest payments on the ICONs as described above, provided that a deferral period cannot extend beyond the final maturity date or, if earlier, the redemption or repayment in full of the ICONs.

On or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, by the next interest payment date following a five-year Optional Deferral Period, we will notify the Federal Reserve and

•	unless we notify the trust that a “Market Disruption Event” or a “Supervisory Event” has occurred, and except as otherwise described below, we will be required to use our commercially reasonable efforts to sell our common stock pursuant to the Alternative Payment Mechanism, and we may, at our election, sell qualified warrants, and use the net proceeds of those sales to pay accrued and unpaid deferred interest on the ICONs on or prior to the next interest payment date, in each case as described under “Alternative Payment Mechanism;” and

•	we cannot pay deferred interest on the ICONs from any other source other than the Alternative Payment Mechanism, until all accrued and unpaid deferred interest has been so paid. We may pay current interest at all times from any available funds.

Although the failure to comply with the foregoing rules with respect to the Alternative Payment Mechanism and payment of interest during an Optional Deferral Period from any other source would be a breach of our obligations under the ICONs, it would not constitute an event of default giving rise to a right of acceleration under the indenture.

Furthermore, if the Federal Reserve has disapproved of the sale of qualified warrants or common stock pursuant to the Alternative Payment Mechanism or our use of the proceeds of such a sale to pay deferred interest, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualified warrants or common stock pursuant to the Alternative Payment Mechanism but the Federal Reserve disapproves of the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture. However, an event of default under the indenture will occur if we fail to pay all accrued and unpaid interest for a period of more than 10 consecutive years after the commencement of an Optional Deferral Period.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then neither the foregoing rules nor the following paragraph will apply to any interest on the ICONs that are deferred and unpaid as of the date of consummation of the business combination.

To the extent that we apply proceeds from the sale of qualified warrants or common stock to pay deferred interest pursuant to the Alternative Payment Mechanism, we will allocate the proceeds first to deferred payments of interest in chronological order based on the date each payment was first deferred, subject to the “share cap amount” and APM maximum obligation, as defined under “— Alternative Payment Mechanism” below.

At the end of 10 consecutive years after the commencement of an Optional Deferral Period, we must pay all deferred interest. If we have paid all deferred interest on the ICONs, we can again defer interest payments on the ICONs as described above.

Certain Limitations During a Deferral Period

Unless we have paid all accrued and payable interest on the ICONs and are not deferring any interest payments at such time, subject to certain limited exceptions:

•	we will not declare or pay any dividends or distributions on any of National City’s capital stock, and neither we nor our subsidiaries will redeem, purchase, acquire, or make a liquidation payment on any of National City’s capital stock;

•	we will not pay principal of, or interest or premium (if any) on, and neither we nor our subsidiaries repay, purchase or redeem any of our debt securities (including other ICONs) that rank equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid interest on the ICONs and any other of our debt securities (including the ICONs or other junior subordinated debt) that rank equally with the ICONs except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment; or

•	make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of ICONs) if the guarantee ranks equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid amounts on such guarantee and on any other National City guarantees of debt securities of its subsidiaries that rank equally with the guarantee except and to the extent the terms of any such debt security would prohibit us from making such pro rata payment.

Our outstanding junior subordinated debentures held by Banc Services Corp. Statutory Trust I, Forbes First Financial Statutory Trust I, National City Capital Trust II, Fidelity Capital Trust II and Fidelity Capital Trust III contain, and we expect that any future issues of traditional trust preferred securities that we become obligated on will contain, comparable provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the ICONs as well as any guarantee payments on the guarantee of the ICONs when interest is deferred with respect to such securities.

In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or repurchase any of our securities that rank equally with or junior in interest to the ICONs will continue until the first anniversary of the date on which all deferred interest has been paid, unless any such redemption or repurchase is required by the Federal Reserve.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

However, at any time, including during a deferral period, we will be permitted to:

•	pay dividends or distributions in additional shares of our capital stock;

•	make payments under the guarantee of the capital securities and the common securities;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

•	purchase common stock for issuance pursuant to any benefit plans for our directors, officers or employees.

Notice

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 15 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of capital securities.

If we defer interest for a period of five consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid deferred interest from the proceeds of the issuance of qualified warrants or common stock pursuant to the Alternative Payment Mechanism, as described below under “Alternative Payment Mechanism.”

Alternative Payment Mechanism

If National City has exercised its right to defer payments on the ICONs, National City may not pay deferred interest in an amount that exceeds the “New Equity Amount” as of the date such payment is made. Notwithstanding the above, on the final maturity date of the ICONs, or in the case of an indenture event of default and acceleration, or upon the occurrence of a Supervisory Event, National City may pay accrued and unpaid interest without regard to the source of funds.

The indenture defines “New Equity Amount,” as of any date, as (a) the net cash proceeds plus (b) the fair market value of property, other than cash, received by National City or any of its subsidiaries during the 180-day period immediately prior to such date from one or more sales to persons other than subsidiaries of National City of:

•	shares of National City common stock, including treasury stock and shares of common stock sold pursuant to our dividend reinvestment plan, employee stock purchase plan and employee benefit plans; and/or

•	National City “qualified warrants” that National City sells at its sole discretion.

“Qualified warrants” are any common stock warrants that (a) have an exercise price greater than the then “current stock market price” (as defined below) of National City’s common stock, and (b) National City is not entitled to redeem for cash and that do not provide the holders thereof with any right to require National City to repurchase such warrants for cash under any circumstances.

National City intends that any qualified warrants issued in accordance with the Alternative Payment Mechanism will have exercise prices at least 10% above the current stock market price of its common stock on the date of issuance. The “current stock market price” of National City’s common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if National City’s common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. national securities exchange or The Nasdaq Global Select Market on which National City’s common stock is traded or quoted. If National City’s common stock is not either listed on any U.S. national securities exchange or quoted on The Nasdaq Global Select Market on the relevant date, the “current stock market price” shall be the last quoted bid price for its common stock in any other securities market, or in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If National City’s common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for its common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by National City for this purpose.

Obligations After Five Years of Deferral or Earlier Payment of Current Interest During Extension Period

The indenture will provide that commencing on the earlier of (i) the fifth anniversary of the commencement of an Optional Deferral Period, if on such date such Optional Deferral Period has not ended, and (ii) the date of any payment of current interest on the ICONs during an Optional Deferral Period, National City shall be subject to the “Alternative Payment Mechanism,” pursuant to which it will continuously use its “commercially reasonable efforts” to effect sales of its common stock in an amount that will generate sufficient net proceeds to enable National City to pay in full all deferred interest on the ICONs (subject to the “APM maximum obligation,” if applicable, and the “share cap amount,” as each of those terms is defined below); provided that National City shall not be obligated to make offers of or to effect sales of its common stock during the occurrence and continuation of a “Market Disruption Event” or a “Supervisory Event” and will be permitted to pay deferred interest using cash from any source upon the occurrence of a Supervisory Event. In addition, National City will not be permitted to pay interest on the ICONs at a time when such payment would violate a specific prohibition against making an interest payment contained in the terms of any securities ranking pari passu with or senior to the ICONs.

The indenture defines “commercially reasonable efforts” in this context to mean commercially reasonable efforts on the part of National City to complete the sale of shares of its common stock, including treasury shares, to third parties that are not subsidiaries of National City in public offerings and private placements. National City will not be considered to have used its commercially reasonable efforts to effect a sale of its common stock if it determines not to pursue or complete such sale solely due to pricing, dividend rate, coupon or dilution considerations.

The sale of qualified warrants to pay deferred interest, subject to the restrictions and requirements set forth above, is an option that may be exercised at National City’s sole discretion, subject to the APM maximum obligation and the share cap amount, and National City will under no circumstances be obligated to sell qualified warrants or to apply the proceeds of any such sale to pay deferred interest on the ICONs. No class of investors of National City’s securities, or any other party, may require National City to issue qualified warrants. The application of proceeds from the sale of qualified warrants to pay deferred interest shall be within the sole discretion of National City.

National City will not be required to apply the proceeds of sales of shares of its common stock to the payment of its deferred interest obligations on the ICONs prior to the fifth anniversary of the commencement of an Optional Deferral Period or the earlier payment of current interest during an Optional Deferral Period, but may elect to do so. Following such fifth anniversary or earlier payment of current interest, National City will be required to apply the net proceeds received by it from sales of shares of its common stock, as promptly as practicable following receipt of such proceeds, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full; provided that National City shall not be obligated to sell its common stock or apply the proceeds from sales of its common stock, as applicable, to the payment of deferred interest on the ICONs if a “Market Disruption Event” or “Supervisory Event” has occurred and is continuing.

When subject to the Alternative Payment Mechanism, National City will not be obligated to issue common stock prior to the fifth anniversary of the commencement of an Optional Deferral Period if the gross proceeds of any issuance of common stock and qualified warrants applied to pay interest on the ICONs pursuant to the Alternative Payment Mechanism, together with the gross proceeds of all prior issuances of common stock and qualified warrants applied since the commencement of that Optional Deferral Period, would exceed an amount equal to 2% of the product of (1) the average of stock market prices of our common stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance and (2) the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “APM maximum obligation”). Once National City reaches the APM maximum obligation for an Optional Deferral Period, National City will not be obligated to issue more common stock under the Alternative Payment Mechanism prior to the fifth anniversary of the commencement of an Optional Deferral Period even if the current stock market price of National City’s common stock or the number of outstanding shares of its common stock subsequently increase. The APM maximum obligation will cease to apply following the fifth anniversary of the commencement of an Optional Deferral Period, at which point National City must repay any deferred interest, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any “Market Disruption Event,” “Supervisory Event,” and the share cap amount. In addition, if the APM maximum obligation has been reached during an Optional Deferral Period and National City subsequently repays all deferred interest, the APM maximum obligation will cease to apply at the termination of such Optional Deferral Period and will not apply again unless and until National City starts a new Optional Deferral Period.

National City is not permitted to sell shares of its common stock in an amount in excess of the “share cap amount” for the purpose of paying deferred interest on the ICONs. The “share cap amount” will initially equal 100 million shares of National City’s common stock, including treasury stock and shares of common stock sold pursuant to National City’s dividend reinvestment plan, employee stock purchase plan and employee benefit plans. The share cap amount applies to payments of deferred interest on the ICONs only, and not to any payments that may be made on other securities using proceeds from the sale of common stock under terms similar to those of the Alternative Payment Mechanism. If the issued and outstanding shares of National City common stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the share cap amount shall be correspondingly adjusted.

Under the indenture, National City will be required to increase the share cap amount to an amount that would allow National City to raise sufficient proceeds to satisfy its obligations to pay deferred interest in full at the end of the first year of an Optional Deferral Period (and on each subsequent anniversary of the end of the first year of an Optional Deferral Period to the extent that an Optional Deferral Period lasts more than one year), if the then-current share cap amount would not allow National City to raise sufficient proceeds to satisfy its obligations to pay deferred interest assuming a price per share equal to the average trading price of National City’s common shares over the 10-trading-day period preceding such date; provided that National City will not be obligated under the indenture to increase the share cap amount above 300 million shares.

If the 300 million share cap has been reached and is not sufficient to allow National City to raise sufficient proceeds to pay deferred interest in full, then National City intends (but is not obligated) to further increase the share cap amount only to the extent that National City can do so, and (i) simultaneously satisfy its future fixed or contingent obligations under the ICONs and other securities and derivative instruments that provide for settlement or payment in National City’s common shares, or (ii) to the extent not provided in the preceding clause, by requesting National City’s board of directors to adopt a resolution seeking a shareholder vote at the next occurring annual shareholders’ meeting to increase the number of National City’s authorized common shares for purposes of satisfying its obligations to pay deferred interest.

Until the 10th anniversary of the first Optional Deferral Period, a covenant default will occur if National City does not increase the share cap amount to an amount that is greater than 100 million shares when required to do so as described above; provided that no covenant default will occur if National City has increased the share cap amount to 300 million shares. Although a covenant default will not constitute an event of default giving rise to acceleration rights, it will constitute a default under the indenture and would give rise to a claim against National City relating to the specific breached covenant; however, the remedy of holders of the capital securities may be limited to direct monetary damages (if any) or specific performance.

If, after National City becomes subject to the Alternative Payment Mechanism and a Supervisory Event has occurred and is continuing, National City may choose to pay deferred interest using cash from any source (including from the sale of preferred stock), but is not obligated to do so.

National City’s use of funds in an amount in excess of the New Equity Amount to pay deferred interest will not, by itself, constitute an event of default and acceleration under the indenture that would permit the indenture trustee or the holders of the ICONs to accelerate the ICONs.

In the event that net proceeds received by National City from one or more sales of shares of its common stock and/or qualified warrants are not sufficient to satisfy the full amount of deferred interest, such net proceeds will be paid to the holders of the ICONs on a pro rata basis; provided, however, that if National City has outstanding securities in addition to the ICONs that rank equally in priority to the ICONs and under which it is obligated to sell shares of common stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by National City from such sales of common stock and/or qualified warrants and available for payment of such deferred interest shall be applied to the ICONs and such other securities on a pro rata basis, taking into account any net proceeds from the sales of securities other than common stock or qualified warrants that would be permitted to be applied to the payment of deferred interest on such other outstanding securities at such time, except and to the extent that the terms of such other securities would prohibit National City from making any such pro rata payment.

A “Market Disruption Event” means the occurrence or continuation of any of the following events or circumstances:

(1) (a) in connection with any proposed sale of common stock or qualified warrants for the purpose of paying deferred interest on the ICONs, National City would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange or market, but excluding the Federal Reserve) or governmental authority to issue or sell shares of its common stock, and National City fails to obtain such consent or approval notwithstanding National City’s commercially reasonable efforts to obtain such consent or approval;

(b) in connection with any proposed sales of qualifying securities (as described below) for the purpose of repaying principal on the ICONs, National City would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange or market) or governmental authority to issue or sell such qualifying securities, and National City fails to obtain such consent or approval notwithstanding National City’s commercially reasonable efforts to obtain such consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

(2) trading in securities generally on the principal exchange or market on which National City’s securities are listed and traded (currently the New York Stock Exchange) shall have been suspended or materially disrupted, or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction (other than with respect to applicable listing requirements, if any) and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on the trading or issuance of National City securities;

(3) an event occurs and is continuing as a result of which the offering document for such offer and sale of the National City securities would, in the reasonable judgment of National City, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of National City, would have a material adverse affect on National City’s business or (ii) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and National City has a bona fide business reason for keeping the same confidential or the disclosure of which would impede National City’s ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (3) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (3) may not exceed an aggregate of 180 days in any 360-day period;

(4) National City reasonably believes that the offering document for such offer and sale of its common stock would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in paragraph (3) above) and National City is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension contemplated by this paragraph (4) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (4) may not exceed an aggregate of 180 days in any 360-day period;

(5) there is a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, such as to make it impossible to proceed with the offer and sale of National City common stock;

(6) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States; or

(7) a banking moratorium shall have been declared by United States federal or state authorities.

As promptly as possible after National City becomes aware of the occurrence of a “Market Disruption Event” or a “Supervisory Event” during the continuation of an Optional Deferral Period, it shall give a written notice to the trustee. Such notice shall identify which type of “Market Disruption Event,” or that a “Supervisory Event,” has occurred and the date(s) on which that event occurred or existed. National City’s obligation to continuously use its commercially reasonable efforts to sell its common stock to pay all deferred interest on the ICONs shall resume at such time as no “Market Disruption Event” or “Supervisory Event” exists or is continuing.

A “Supervisory Event” will commence upon the date National City has notified the Federal Reserve of its intention both (a) to sell shares of its common stock and (b) to apply the net proceeds of such sale to pay deferred interest on the ICONs, and the Federal Reserve has disapproved either of these actions. A Supervisory Event shall cease on the business day following the earlier to occur of (a) the tenth anniversary of the commencement of any Optional Deferral Period, and (b) the day on which the Federal Reserve notifies National City in writing that it no longer disapproves of National City’s intention both to sell common stock and apply the net proceeds of such sale to pay deferred interest on the ICONs. The occurrence and continuation of a Supervisory Event will excuse National City from its obligation to continuously use commercially reasonable efforts to sell shares of its common stock and to apply the net proceeds of such sale to pay deferred interest on the ICONs and will permit National City to pay deferred interest using cash from any other source (including from the sale of preferred stock) without breaching its obligations under the indenture. Because a Supervisory Event will exist if the Federal Reserve disapproves of either of these actions, the Federal Reserve will be able, without triggering a default under the indenture, to permit National City to sell shares of its common stock but to prohibit National City from applying the proceeds to pay deferred interest on the ICONs.

Requirement for Regulatory Approval Relating to the Payment of Deferred Interest

The indenture provides that National City must notify the Federal Reserve (1) of the commencement of any Optional Deferral Period, (2) of the fifth anniversary of the commencement of an Optional Deferral Period that is continuing or earlier payment of current interest during an Optional Deferral Period, and (3) of its intention to sell shares of its common stock and/or qualified warrants and to apply the net proceeds from such sale to pay deferred interest at least 25 business days in advance of the payment date (or such longer period as may be required by Federal Reserve order or by other supervisory action). In addition, under the indenture, National City may only sell its common stock or qualified warrants at any time and apply the net proceeds of such sale to pay deferred interest on the ICONs if the Federal Reserve has not disapproved of either of these actions within 10 business days (or such longer period as may be required by Federal Reserve order or by other supervisory action) of the notice described in clause (3) above or has withdrawn its prior disapproval.

Limitation on Claims with Respect to Certain Deferred Interest Obligations

The indenture governing the ICONs provides that by accepting such ICONs, a holder of ICONS agrees that in connection with any bankruptcy, insolvency or reorganization with respect to National City, such holder does not have a claim for deferred interest accrued and unpaid as of and after the time of such event in an amount greater than 25% of the then outstanding aggregate principal amount of the ICONs.

Events of Default and Acceleration

The indenture provides that any one or more of the following events with respect to the ICONs that has occurred and is continuing constitutes an event of default and acceleration:

•	default in the payment of interest, including compounded interest, in full on any ICONs for a period of 30 days after the conclusion of a 10-year period following the commencement of any Optional Deferral Period; or

•	some events of bankruptcy or insolvency involving us, or the insolvency or receivership of our principal banking subsidiary.

If an event of default and acceleration under the indenture of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the ICONs will have the right to declare the principal of, and accrued interest on, those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the ICONs fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy or an insolvency involving us, or the insolvency or receivership of our principal banking subsidiary occurs, the principal of and accrued interest on the ICONs will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of ICONs, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the ICONs immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the ICONs or the holders of at least a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the ICONs, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the ICONs have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the ICONs.

Agreement by Purchasers of Certain Tax Treatment

Each purchaser of capital securities or a beneficial interest therein agrees to treat the trust as a grantor trust and itself as the owner of an undivided beneficial interest in the ICONs, and to treat the ICONs as indebtedness for all United States federal, state and local tax purposes. Any holder of ICONs upon and following a distribution of ICONS to holders of capital securities agrees to treat the ICONs as indebtedness for all United States federal, state and local tax purposes. We intend to treat the trust and the ICONs in the same manner.

Miscellaneous

Under the indenture, we will pay most of the costs, expenses or liabilities of the trust, other than obligations of the trust under the terms of the capital securities or other similar interests or with respect to the common securities.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,
THE ICONS AND THE GUARANTEE

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities are irrevocably guaranteed by us, to the extent the trust has funds available for the payment of such distributions, as described under “Description of the Guarantees” in the accompanying prospectus. The guarantee will be unsecured and will rank junior and be subordinated in right of payment to all our senior debt. See “Certain Terms of the ICONs — Ranking of the ICONs and Guarantee” in this prospectus supplement.

If we do not make payments under the ICONs, the trust will not have sufficient funds to pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay such distributions. In that event, a holder of capital securities may institute a legal proceeding directly against us to enforce payment of the ICONs to such holder in accordance with their terms, including our right to defer interest payments.

Taken together, our obligations under the amended and restated trust agreement, the ICONs, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the capital securities.

Sufficiency of Payments

As long as payments of interest, principal and other payments are made when due on the ICONs, those payments will be sufficient to cover distributions and other payments due on the capital securities because of the following factors:

•	the total principal amount of the ICONs will be equal to the sum of the total stated liquidation amount of the capital securities and the common securities;

•	the interest rate and payment dates on the ICONs will match the distribution rate and payment dates for the capital securities;

•	as borrower, we will pay, and the trust will not be obligated to pay, all costs, expenses and liabilities of the trust except the trust’s obligations under the capital securities and the common securities; and

•	the amended and restated trust agreement further provides that the trust will engage only in activity that is consistent with the limited purposes of the trust.

We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we make a related payment under the guarantee.

Enforcement Rights of Holders of Capital Securities

If a Trust Enforcement Event occurs, the holders of capital securities would rely on the enforcement by the property trustee of its rights as registered holder of the ICONs against us. In addition, the holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the ICONs.

If the property trustee fails to enforce its rights under the ICONs, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the ICONs and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest in full on the ICONs for a period of 30 days after the conclusion of a 10-year period following the commencement of any Optional Deferral Period, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the ICONs having a principal amount equal to the total liquidation amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the ICONs.

Limited Purpose of Trust

The capital securities evidence undivided beneficial ownership interests in the assets of the trust, and the trust exists for the sole purpose of issuing the common securities and capital securities as described in this prospectus supplement. A principal difference between the rights of a holder of capital securities and a holder of ICONs is that a holder of ICONs is entitled to receive from us the principal of and interest accrued on ICONs held, while a holder of capital securities is entitled to receive distributions to the extent the trust has funds available for the payment of such distributions.

Rights Upon Termination

Upon any dissolution, winding-up or liquidation of the trust involving the liquidation of the ICONs, the holders of the capital securities will be entitled to receive, out of assets held by the trust, subject to the rights of any creditors of the trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the ICONs, would be our junior subordinated creditor, subordinated in right of payment to all senior debt as described in the indenture, but entitled, except as described below, to receive payment in full of principal and interest before any holders of National City capital stock receive payments or distributions. Because we are the guarantor under the guarantee and, under the indenture, as borrower, we have agreed to pay for all costs, expenses and liabilities of the trust (other than the trust’s obligations to the holders of the capital securities and the common securities), the positions of a holder of capital securities and a holder of the ICONs relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

The indenture provides that in the case of certain bankruptcy or insolvency events with respect to National City or the insolvency or receivership of our principal banking subsidiary, occur prior to the redemption or repayment of the ICONs, that a holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest on the ICONs that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds 25% of the then outstanding aggregate principal amount of the ICONs.

THE REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the Replacement Capital Covenant. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document. For more information, we refer you to the Replacement Capital Covenant, which is available from us upon request and which we will file as an exhibit to a current report on Form 8-K. Certain defined terms used in this summary but not defined in this prospectus supplement have the meanings assigned to them in the Replacement Capital Covenant.

In the Replacement Capital Covenant we will agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the ICONs (or in certain limited cases long-term indebtedness of our subsidiary, National City Bank) that the ICONs and capital securities will not be repaid, redeemed or repurchased by us or the trust on or before May 25, 2057, unless:

•	we have obtained the prior approval of the Federal Reserve, if such approval is then required under the Federal Reserve’s capital guidelines or otherwise; and

•	the principal amount repaid or the applicable redemption or repurchase price does not exceed the sum of:

•	the “applicable percentage” (as defined below) of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent “measurement date” (as defined in the Replacement Capital Covenant) from the sale of National City common stock and rights to acquire common stock (including common stock and rights to acquire common stock issued pursuant to our dividend reinvestment plan, employee stock purchase plan or employee benefit plans); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “mandatorily convertible preferred stock” (as defined in the Replacement Capital Covenant) and “debt exchangeable for equity” (as defined in the Replacement Capital Covenant); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “qualifying capital securities,” as defined below.

The “applicable percentage” means one divided by (a) 75% with respect to any repayment, redemption or purchase on or prior to May 25, 2017, and (b) 50% with respect to any repayment, redemption or purchase after May 25, 2017 and on or prior to May 25, 2057.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock and securities convertible into common stock, such as mandatorily convertible preferred stock and debt exchangeable for equity) that in the determination of our Board of Directors reasonably construing the definitions and other terms of the Replacement Capital Covenant, meet one of the following criteria:

(1) in connection with any repayment, redemption or purchase of ICONs or capital securities on or prior to May 25, 2017:

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years and (c) either (i) are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an “Other Qualifying Replacement Capital Covenant” (as defined in the Replacement Capital Covenant) and have either a “No Payment Provision” (as defined in the Replacement Capital Covenant) or are “Non-Cumulative” (as defined in the Replacement Capital Covenant) (ii) have a “Mandatory Trigger Provision” (as defined in the Replacement Capital Covenant) and are subject to “Intent-Based Replacement Disclosure” (as defined in the Replacement Capital Covenant) and have either an “Optional Deferral Provision” (as defined in the Replacement Capital Covenant) or a No Payment Provision; or

•	preferred stock issued by us or our subsidiaries that (a) is Non-Cumulative, (b) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (c) has no maturity or a maturity of at least 60 years and (d) either (i) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant or (ii) has a Mandatory Trigger Provision and is subject to Intent-Based Replacement Disclosure; or

•	securities issued by us or our subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant, (d) have an Optional Deferral Provision and (e) have a Mandatory Trigger Provision; or

(2) in connection with any repayment, redemption or purchase of ICONs or capital securities at any time after May 25, 2017 but on or prior to May 25, 2037:

•	all securities that would be “qualifying capital securities” on or prior to May 25, 2017;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant and (d) have an Optional Deferral Provision;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) are Non-Cumulative or have a No Payment Provision and (c) (i) have no maturity or a maturity of at least 60 years and (ii) are subject to Intent-Based Replacement Disclosure;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) are Non-Cumulative or have a No Payment Provision, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have a Mandatory Trigger Provision and (d) have no maturity or a maturity of at least 60 years;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (i) has no maturity or a maturity of at least 60 years and (ii) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (i) pari passu with or junior to the ICONs or (ii) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up), (b) have an Optional Deferral Provision or a No Payment Provision, (c) have a Mandatory Trigger Provision and (d) either (i) have no maturity or a maturity of at least 40 years and Intent-Based Replacement Disclosure or (ii) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant; or

(3) in connection with any repayment, redemption or purchase of ICONs or Trust Preferred Securities at any time after May 25, 2037 and on or prior to May 25, 2057:

•	all securities that would be “qualifying capital securities” on or prior to May 25, 2037;

•	preferred stock issued by us that (a) (i) has no maturity or a maturity of at least 50 years and (ii) is subject to Intent-Based Replacement Disclosure and (b) is Non-Cumulative;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) either (i) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (ii) have no maturity or a maturity at least 30 years and are subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant and (c) are Non-Cumulative;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the ICONs upon our liquidation, dissolution or winding up, (b) have an Optional Deferral Provision, (c) have a Mandatory Trigger Provision and (d) (i) have no maturity or a maturity at least 30 years and (ii) are subject to Intent-Based Replacement Disclosure; or

•	cumulative preferred stock issued by us or our subsidiaries that either (a) (i) has no maturity or a maturity of at least 60 years and (ii) are subject to Intent-Based Replacement Disclosure or (b) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant or an Other Qualifying Replacement Capital Covenant.

Our ability to raise proceeds from qualifying securities, mandatorily convertible preferred stock, common stock, debt exchangeable for equity and rights to acquire common stock during the applicable measurement period with respect to any repayment, redemption or repurchase of ICONs or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The Replacement Capital Covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the capital securities or the ICONs. Any amendment or termination of our obligations under the Replacement Capital Covenant, other than one, the effect of which is solely to impose additional restrictions on our ability to repay, redeem or repurchase ICONs and capital securities in any circumstance or that is not adverse to the holders of the specified series of indebtedness benefiting from the Replacement Capital Covenant, will require the consent of the holders of at least a majority by principal amount of that series of indebtedness.

The initial series of indebtedness benefiting from the Replacement Capital Covenant is our 6.875% subordinated notes due 2019. The Replacement Capital Covenant includes provisions requiring us to redesignate a new series or combination of series of indebtedness if the covered series of indebtedness approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount, subject to additional procedures. In the event that we do not have any eligible indebtedness outstanding, we would designate a series or combination of series of National City Bank’s long-term indebtedness instead. We expect that, at all times prior to May 25, 2057, we will be subject to the Replacement Capital Covenant unless it is sooner terminated as described below, and, accordingly, restricted in our ability to repay, redeem or repurchase the ICONs or the capital securities.

We have the right, at our option, to amend the Replacement Capital Covenant at any time to impose additional restrictions on the type or amount of common stock, rights to acquire common stock or securities convertible into common stock such as mandatorily convertible preferred stock or debt exchangeable for equity that we may include for purposes of determining the extent to which repayment, redemption or repurchase of the ICONs or capital securities is permitted in accordance with the Replacement Capital Covenant. An amendment imposing these additional restrictions would require neither the consent of holders of ICONs or capital securities, nor the consent of holders of the specified series of indebtedness benefiting from the Replacement Capital Covenant.

With respect to qualifying securities, on the other hand, we have agreed in the indenture for the ICONs that we will not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of qualifying securities that we may include for purposes of determining when repayment, redemption or repurchase of the ICONs or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the ICONs have been distributed by the trust, a majority by principal amount of the ICONs.

The Company’s obligations under the Replacement Capital Covenant shall terminate upon the earliest to occur of

•	May 25, 2057,

•	the date, if any, on which the ICONs have been paid, redeemed, purchased, or satisfied and discharged, whether by defeasance or otherwise, in full in compliance with the Replacement Capital Covenant,

•	the date, if any, on which the holders of a majority by principal amount of the then effective series of Covered Debt consent or agree in writing to the termination of the Replacement Capital Covenant and our obligations thereunder, and

•	the date on which neither we nor National City Bank has any series of outstanding “eligible senior debt” or “eligible subordinated debt” (as defined, but without giving any affect to the rating requirement specified therein).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section sets forth a summary of the material United States federal income tax consequences relating to the purchasing, holding and disposing of the capital securities.

This summary:

•	does not purport to be a complete analysis of all of the potential tax considerations that may be important to an investor based on the investor’s particular tax situation;

•	is based on the Internal Revenue Code of 1986, as amended, or the “Code,” the existing applicable United States federal income tax regulations promulgated or proposed under the Code, or the “Treasury Regulations,” judicial authority and currently effective published rulings and administrative pronouncements, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect, and subject to differing interpretations;

•	is applicable only to beneficial owners of capital securities who purchase their capital securities at their original issuance at their original offering price and will hold their outstanding securities as “capital assets,” within the meaning of section 1221 of the Code, and does not discuss the tax consequences applicable to subsequent purchasers of capital securities;

•	does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances or who are subject to special treatment under United States federal income tax laws, including but not limited to:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	brokers;

•	banks and other financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	pension funds;

•	regulated investment companies and real estate investment trusts;

•	persons that own the capital securities as a position in a hedging transaction;

•	persons that own the capital securities as part of a “straddle,” “conversion” or other integrated transaction for tax purposes;

•	United States holders (as defined below) whose “functional currency” for tax purposes is not the United States dollar;

•	individuals subject to special rules as a result of the termination of their United States citizenship or residency;

•	holders subject to the alternative minimum tax;

•	corporations that accumulate earnings in order to avoid United States federal income tax;

•	non-United States holders (as defined below) subject to special rules under the Code, including “controlled foreign corporations” and “passive foreign investment companies”; and

•	partnerships or other pass-through entities and investors in such entities; and

•	does not discuss any possible applicability of any United States state or local taxes, non-United States taxes or any United States federal tax other than the income tax, including, but not limited to, the United States federal gift tax and estate tax.

The ICONs are a novel financial instrument. There is no clear authority addressing their federal income tax treatment. We have not sought and will not seek any rulings with respect to any matter discussed herein, and the opinion of our special tax counsel is not binding on the Internal Revenue Service, or the “IRS.” The IRS may not agree with the statements made and conclusions reached in this discussion and may successfully assert a contrary position.

As used in this summary, the term “United States holder” means a beneficial owner of a capital security who is, for United States federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity treated as an association taxable as a corporation, that is organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more “United States persons,” within the meaning of section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, certain electing trusts in existence on August 20, 1996 that were treated as United States persons prior to such date may also be treated as United States holders.

If a partnership, including any entity or arrangement treated as a partnership for United States federal income tax purposes, is a holder of capital securities, then the United States federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the partnership’s activities. Such partners and partnerships should consult their tax advisors with regard to the United States federal income tax treatment of an investment in the capital securities.

The term “non-United States holder” means a beneficial owner that is neither a United States holder nor a partnership. If you are a non-United States holder, then you should refer to the discussion under the heading “— Non-United States Holders” below.

This summary of material United States federal income tax considerations is neither tax nor legal advice. Investors are urged to consult their own tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application to them of any United States federal estate and gift, United States state and local, non-United States and other tax laws and of any applicable income tax treaty.

Classification of the ICONs

In connection with the issuance of the ICONs, Jones Day, special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, as well as certain representations we made, the ICONs held by the trust will, although the matter is not free from doubt, be respected as indebtedness of National City for United States federal income tax purposes.

Each holder of capital securities will agree to treat the ICONs as indebtedness of National City for United States federal income tax purposes. The remainder of this discussion assumes that the ICONs will not be recharacterized as other than indebtedness of National City.

Classification of the Trust

In connection with the issuance of the trust securities, Jones Day will render its opinion to us and to the trust generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, as well as certain representations we made, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

Each holder of capital securities will treat for United States federal income tax purposes (1) the trust as a grantor trust and not as an association taxable as a corporation and (2) the holders as the owners of undivided beneficial interests in the ICONs. The remainder of this discussion assumes that the trust will be classified as a grantor trust for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of capital securities generally will be considered the owner of an undivided beneficial interest in the ICONs. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of the ICONs.

United States Holders

This subsection describes the tax consequences to a United States holder relating to the ownership of capital securities.

Interest Income and Original Issue Discount

Distributions based on the stated rate on the capital securities (i.e., the holders of capital securities’ allocable share of stated interest on the ICONs) generally will be treated as “qualified stated interest” for United States federal income tax purposes and taxable to a United States holder as ordinary interest income at the time it is paid or accrued in accordance with that holder’s method of accounting for United States federal income tax purposes.

Under the applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer interest payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the ICONs will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States holder of capital securities should include in gross income that holder’s allocable share of interest on the ICONs in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest were determined not to be “remote,” or if we were to exercise that option, then the ICONs would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be. If the ICONs were deemed to be issued with OID at the time of issuance, then a holder would be required to accrue interest income on an economic accrual basis before the receipt of cash attributable to that income, regardless of the holder’s method of tax accounting. If the ICONs were treated as issued with OID at the time of the exercise of the deferral option, then all interest on the ICONs would thereafter be treated as OID as long as the ICONs remain outstanding. However, the manner in which OID would accrue is unclear. In particular, it is not clear whether the OID would accrue based on an economic accrual or based on the principles of the regulations relating to contingent payment debt instruments, which we refer to as the “contingent debt regulations.” Holders should consult their own tax advisors as to the proper treatment in this event, including with respect to any actual cancellation of interest as a result of the circumstances described in “Certain Terms of the ICONs — Limitation on Claims with Respect to Certain Deferred Interest Obligations.”

No rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to our interpretation described in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate United States holders will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities. In addition, individual United States holders will not be entitled to a lower income tax rate, which is applicable to certain qualified dividends, with respect to income related to the capital securities.

Receipt of ICONs or Cash Upon Liquidation of the Trust

Under the circumstances described in this prospectus supplement, ICONs may be distributed to holders in exchange for trust securities upon the liquidation of the trust. Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States holder, and each United States holder would receive an aggregate tax basis in the ICONs equal to that holder’s aggregate tax basis at the time of the distribution in that holder’s capital securities. A United States holder’s holding period in the ICONs received in liquidation of the trust would include the period during which the capital securities were held by that holder. We describe the circumstances that may lead to a distribution of the ICONs under the heading “Certain Terms of the Capital Securities — Optional Liquidation of the Trust and Distribution of ICONs” above.

Under the circumstances described in this prospectus supplement, the ICONs may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption of the capital securities, for United States federal income tax purposes, will be treated as a taxable disposition of the holder’s interest in the ICONs. Accordingly, a United States holder would recognize gain or loss, if any, as if it had sold those redeemed capital securities for cash. See “— Sales of Capital Securities” and “Certain Terms of the Capital Securities — Redemption.”

Sales of Capital Securities

A United States holder that sells or otherwise disposes of capital securities will be considered to have disposed of all or part of that holder’s ratable share of the ICONs. That United States holder will recognize gain or loss equal to the difference between that holder’s adjusted tax basis in the capital securities and the amount realized on the sale or other taxable disposition of those capital securities. Assuming that the ICONs are not deemed to be issued with OID and that we do not exercise our option to defer payments of interest on the ICONs, a United States holder’s adjusted tax basis in the capital securities generally will be the holder’s initial purchase price. If the ICONs are deemed to be issued with OID, then a United States holder’s tax basis in the capital securities generally will be the holder’s initial purchase price, increased by any OID previously includible in that holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the ICONs were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except (i) to the extent of any accrued interest relating to that United States holder’s ratable share of the ICONs required to be included in income or (ii) possibly if OID were to accrue on the ICONs under the contingent debt regulations (see “— Interest Income and Original Issue Discount”), and generally will be long-term capital gain or loss if the capital securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the ICONs, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying ICONs. In the event of that deferral, a United States holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the ICONs to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying ICONs deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Subject to certain exceptions, capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Certain non-exempt United States holders may be subject to information reporting in respect of any payments and accrued OID, if any, that we may make or are made on our behalf on the capital securities and the proceeds of any sale or other disposition of the capital securities. In addition, backup withholding, currently at a rate of 28%, may apply to those payments (including any OID, that is accrued and paid), if the United States holder (i) fails to supply a taxpayer identification number and certain other information, certified under penalty of perjury, in the manner required, (ii) fails to certify that the holder is eligible for an exemption to backup withholding or (iii) otherwise fails to comply with applicable backup withholding rules. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the United States holder’s United States federal income tax liability upon furnishing the required information on a timely basis to the IRS.

Non-United States Holders

The following is a summary of the United States federal income and withholding tax consequences generally applicable to non-United States holders of capital securities. If you are not a United States holder, then we encourage you to consult your own tax advisors to determine the United States federal, state and local and any non-

United States and other tax consequences that may be applicable to you, including the application of any applicable income tax treaty.

Interest

Assuming that the ICONs will be respected as indebtedness of National City, under current United States federal income tax law, no United States federal income or withholding tax will apply to a payment on a capital security relating to interest or accrued OID on the ICONs to a non-United States holder under the “Portfolio Interest Exemption,” provided that:

•	the payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States holder does not actually or constructively, under applicable attribution rules, own 10% or more of the total combined voting power of all classes of National City capital stock entitled to vote;

•	the non-United States holder is not a “controlled foreign corporation” that is related directly or constructively to National City through stock ownership, within the meaning of the applicable sections of the Code; and

•	the non-United States holder provides to the withholding agent the holder’s name and address and certifies, under penalty of perjury, on a properly executed and delivered IRS Form W-8BEN or other applicable form that such holder is not a United States person for United States federal income tax purposes.

The certification described in the last clause above may be provided by a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business. This certification may also be provided by a qualified intermediary on behalf of one or more beneficial owners or other intermediaries, provided that such qualified intermediary has entered into a withholding agreement with the IRS and other conditions are satisfied. Special certification rules apply to non-United States holders that are partnerships or other pass-through entities treated as partnerships for United States federal income tax purposes.

If a non-United States holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, then payments on the capital securities in respect of interest or accrued OID, if any, on the ICONs (although not accrued but unpaid OID) made to a non-United States holder generally would be subject to United States federal withholding tax at a 30% gross rate, unless that holder provides the withholding agent with a properly executed statement, certified under penalty of perjury, either (i) claiming an exemption from or reduction of withholding tax under an applicable income tax treaty, if so provided in such treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because the interest or OID on the ICONs is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, the non-United States holder maintains a permanent establishment or fixed base within the United States) and the interest or OID on the ICONs is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment or fixed base), then that non-United States holder will be subject to United States federal income tax on the interest or OID on the ICONs on a net income basis in the same manner as if that non-United States holder were a United States holder.

A corporate non-United States holder that is engaged in a trade or business in the United States may be subject to an additional “branch profits” tax at a 30% rate or a lower rate, if specified by an applicable income tax treaty, on that holder’s earnings and profits for the taxable year that are effectively connected with such holder’s conduct of a trade or business within the United States, subject to adjustments. For this purpose, interest or OID on the ICONs that is effectively connected with a corporate non-United States holder’s conduct of a trade or business within the United States would be included in the holder’s earnings and profits.

If, contrary to the opinion of our special tax counsel, the ICONs were recharacterized as equity of National City, then payments on the ICONs would generally be subject to United States withholding tax imposed at a gross rate of 30% or such lower rate as might be provided under an applicable income tax treaty for the payment of dividends.

Sales of Capital Securities

Any gain realized on the sale or other disposition of a capital security (or, if received upon liquidation of the trust, an ICON), generally will not be subject to United States federal income or withholding tax unless:

•	that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment or fixed base maintained by the non-United States holder within the United States); or

•	the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

A non-United States holder described in the first bullet point above generally will be required to pay United States federal income tax on the net gain derived from the sale or other disposition as if such holder were a United States holder, except as otherwise required by an applicable income tax treaty. If such a non-United States holder is a corporation, then it may also, under certain circumstances, be subject to an additional “branch profits” tax at a 30% rate or, if so specified by an applicable income tax treaty, a lower rate, as described under the heading “— Interest” above.

A non-United States holder described in the second bullet point above generally will be subject to tax at a gross rate of 30% on the amount by which that holder’s capital gains allocable to United States sources, including gain from the sale or disposition of capital securities (or ICONs), exceed capital losses allocable to United States sources, except as otherwise required by an applicable tax treaty.

To the extent that the amount realized on any sale or disposition of capital securities (or ICONs) is attributable to accrued but unpaid interest, this amount will be treated as such and as described under the heading “— Interest” above.

Information Reporting and Backup Withholding

We will, where required, report to non-United States holders and to the IRS the amount of any principal and interest (or accrued OID) paid to holders of capital securities with respect to their interest in the ICONs. Copies of these information returns may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the non-United States holder resides or is organized.

Backup withholding, currently at a rate of 28%, will not apply to payments of interest (or OID that is accrued and paid) with respect to which either the requisite certification that the non-United States holder is not a United States person for United States federal income tax purposes, as described under the heading “— Interest” above, has been received or an exemption has been otherwise established, provided that neither we nor our paying agent have actual knowledge or reason to know that the non-United States holder is a United States person that is not an exempt recipient or that the conditions of any other exemption are not, in fact, satisfied.

Payments on the sale, exchange or other disposition of capital securities effected through an office of a broker outside the United States to an offshore account maintained by a non-United States holder generally are not subject to information reporting or backup withholding. However, if the broker is either a United States person, a “controlled foreign corporation,” a non-United States person 50% or more of whose gross income is effectively connected with trade or business within the United States for a specified three-year period, a non-United States partnership with significant ownership by United States persons or a United States branch of a non-United States bank or insurance company, then information reporting will be required, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has neither actual knowledge nor a reason to know that the beneficial owner is not entitled to an exemption. Backup withholding will apply if the sale or other disposition is subject to information reporting and the broker has actual knowledge or reason to know that the beneficial owner is a United States person that is not an exempt recipient.

Information reporting and backup withholding will apply to payments effected at a United States office of any United States or foreign broker, unless the broker has documentary evidence in its records that the beneficial owner of the payment is not a United States person or is otherwise entitled to an exemption and the broker has no actual knowledge or reason to know that the beneficial owner is not entitled to an exemption.

Backup withholding does not represent an additional income tax. Amounts withheld from payments to a non-United States holder under the backup withholding rules may be credited against that holder’s United States federal income tax liability and may entitle that holder to a refund, provided that the required information is timely furnished to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-UNITED STATES AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA or Section 4975 of the Code (each a “Plan”) and on those persons who are “fiduciaries” with respect to Plans. In considering an investment of the assets of a Plan subject to Title I of ERISA (an “ERISA Plan”) in the capital securities, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of an ERISA Plan, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, a fiduciary may not cause a Plan to engage in certain transactions that are prohibited under ERISA or Section 4975 of the Code.

In applying these rules to the acquisition of the capital securities, it is necessary to identify whether assets of a Plan are involved. United Stated Department of Labor (the “DOL”) Regulation Section 2510.3-101 (the “Plan Asset Regulation”) defines “plan assets” to include not only securities held by a Plan but also the underlying assets of the issuer of any “equity interest” owned by a Plan (the “Look-Through Rule”), unless one or more exceptions are applicable. The Plan Asset Regulation specifically identifies beneficial interests in a trust as equity interests. Thus, the capital securities are equity interests as defined in the Plan Asset Regulation, and, under the Look-Through Rule, unless an exception applies, the assets of the Trust would be plan assets of any Plan that purchases the capital securities and the management of the assets of the Trust may be subject to the fiduciary duties described above.

There are four exceptions to the Look-Through Rule. The first three exceptions apply if a Plan (including an individual retirement account or “IRA”) acquires an equity interest that is (a) a “publicly-offered security,” (b) issued by an investment company registered under the Investment Company Act or (c) issued by an entity that is an “operating company,” in each case as defined in the Plan Asset Regulation. The final exception to the Look-Through Rule provides generally that the Look-Through Rule does not apply to an entity if less than 25% of each class of the entity’s equity interests is owned by “benefit plan investors.” A “benefit plan investor” is defined in the Plan Asset Regulation, as amended by ERISA, as (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) a plan to which Section 4975 of the Code applies (e.g., an IRA), or (iii) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (e.g., if benefit plan investors own more than 25% of its equity).

As noted above, the Look-Through Rule does not apply to an entity if the equity interest is a “publicly-offered security.” A “publicly-offered security” is a security that (a) is “freely transferable,” (b) is part of a class of securities that is “widely held,” and (c) either (1) is sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class of securities is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred or (2) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934 (the “Registration Requirement”). It is anticipated that the capital securities will be offered in a manner that satisfies the Registration Requirement. The Plan Asset Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. It is anticipated that the capital securities will be “widely held” within the meaning of the Plan Asset Regulation, although no assurance can be given in this regard. See “Underwriting.” The Plan Asset Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions described in the Plan Asset Regulation ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is anticipated that the capital securities will be “freely transferable” within the meaning of the Plan Asset Regulation, although no assurance can be given in this regard. Although there can be no assurance that any of the exceptions to the Look-Through Rule set forth in the Plan Asset Regulation will apply to the capital securities, we anticipate that the exception for publicly offered securities should be available to Plans (including IRAs) to permit them to purchase capital securities, provided the conditions described below are satisfied.

In addition to the Look-Through Rule, an investor who is considering purchasing the capital securities with Plan assets (including assets of an IRA) also must be concerned that the acquisition and holding will not constitute or result in a non-exempt prohibited transaction. Sections 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales of property (such as the capital securities) or extensions of credit between a Plan and a party in interest or disqualified person. A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption.

ERISA and the Code contain certain exemptions from the prohibited transaction rules in Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code, including Section 408(b)(17) of ERISA, regarding transactions entered into with entities that are “parties in interest” or “disqualified persons” solely by reason of being a service provider to a Plan or an affiliate thereof. The DOL has also issued several class exemptions, including DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60 applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager.

As a general rule, certain plans, including governmental plans (as defined in Section 3(32) of ERISA) (“Governmental Plans”), church plans (as defined in Section 3(33) of ERISA) that have not made an election under section 410(d) of the Code (“Church Plans”) and non-U.S. plans (collectively “Non-ERISA Plans”) are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Non-ERISA Plan is not subject to ERISA or Section 4975 of the Code, it may be subject to other federal, state, or local laws or non-U.S. laws that regulate its investments (a “Similar Law”). A fiduciary of a Non-ERISA Plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the purchase of the capital securities.

Because of the prohibitions under ERISA and Section 4975 of the Code, discussed above, and the potential application of Similar Laws to Non-ERISA Plans, the capital securities, or any interest therein, may be purchased or held by any Plan (including an IRA) or any person investing “plan assets” of any Plan, provided such purchase and holding does not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of any Similar Law.

Accordingly, each purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

•	it is not a Plan or a Non-ERISA Plan and no part of the assets to be used by it to purchase and/or hold such capital securities or any interest therein constitutes “plan assets” of any Plan or non-ERISA Plan; or

•	it is itself a Plan (including an IRA) or a Non-ERISA Plan, or is purchasing or holding the capital securities or an interest therein on behalf of or with “plan assets” of one or more Plans or Non-ERISA Plans, and each such purchase and holding of such securities either (a) satisfies the requirements of, and is entitled to full exemptive relief under Section 408(b)(17) of ERISA or PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable administrative or statutory, class or individual exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction) or (b) will not result in a prohibited transaction under ERISA or the Code or its equivalent or any other violation under applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be complete. Consequently, and due to the complex fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan or Non-ERISA Plan consult with their own counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and the applicability of any exemption, and determine on their own that the acquisition and holding of capital securities by the purchaser Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation of any Similar Law.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter has agreed to purchase, and we have agreed to sell to that underwriter, the respective number of capital securities set forth opposite the underwriter’s name below:

Number of
Capital
Underwriters	Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,260,015
Citigroup Global Markets Inc	3,260,000
Morgan Stanley & Co. Incorporated	3,260,000
UBS Securities LLC	3,260,000
Wachovia Capital Markets, LLC	3,260,000
A.G. Edwards & Sons, Inc.	600,000
RBC Dain Rauscher Inc.	600,000
Banc of America Securities LLC	200,000
Credit Suisse Securities (USA) LLC	200,000
Keefe, Bruyette & Woods, Inc.	200,000
NatCity Investments, Inc.	200,000
Sandler O’Neill & Partners, L.P.	200,000
Bear, Stearns & Co. Inc.	66,666
Charles Schwab & Co., Inc.	66,666
Deutsche Bank Securities Inc.	66,666
H&R Block Financial Advisors, Inc.	66,666
Janney Montgomery Scott LLC	66,666
Morgan Keegan & Company, Inc.	66,666
Oppenheimer & Co. Inc.	66,666
Raymond James & Associates, Inc.	66,666
TD Ameritrade, Inc.	66,666
Wells Fargo Securities, LLC	66,666
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	33,333
Robert W. Baird & Co. Incorporated	33,333
William Blair & Company, L.L.C.	33,333
Crowell, Weedon & Co.	33,333
D.A. Davidson & Co.	33,333
Davenport & Company LLC	33,333
Ferris, Baker Watts, Incorporated	33,333
Fidelity Capital Markets, a division of National Financial Services LLC	33,333
Fixed Income Securities, LP	33,333
J.J.B. Hilliard, W.L. Lyons, Inc.	33,333
Jefferies & Company, Inc.	33,333
KeyBanc Capital Markets Inc.	33,333
C. L. King & Associates, Inc.	33,333
McGinn, Smith & Co., Inc.	33,333

Number of
Capital
Underwriters	Securities

Mesirow Financial, Inc.	33,333
Pershing LLC	33,333
Piper Jaffray & Co.	33,333
Ryan Beck & Co., Inc.	33,333
Sterne, Agee & Leach, Inc.	33,333
Stifel, Nicolaus & Company, Incorporated	33,333
Stone & Youngberg LLC	33,333
SunTrust Capital Markets, Inc.	33,333
Vining-Sparks IBG, Limited Partnership	33,333
Wedbush Morgan Securities Inc.	33,333
B.C. Ziegler and Company	33,333

Total	20,000,000

We have granted the underwriters a right to purchase up to 3 million additional capital securities at the public offering price less the underwriting commission of $0.7875 per capital security. The underwriters may exercise this right, in whole or in part, for 30 days from the date of this prospectus supplement solely to cover any over-allotments.

The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all capital securities if they purchase any of the capital securities.

The underwriters propose to offer some of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the capital securities to dealers at the public offering price less a concession not to exceed $0.50 per capital security ($0.30 per capital security for sales of more than 20,000 capital securities to a single purchaser). The underwriters may allow, and dealers may reallow a discount not to exceed $0.45 per capital security on sales to other dealers ($0.25 per capital security for sales of more than 20,000 capital securities to a single purchaser). After the initial offering of the capital securities to the public, the representatives may change the public offering price, concession and discount.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by
National City

Per capital security(1)	$0.7875

(1)	National City will pay the underwriters compensation of $0.50 per capital security for sales of more than 20,000 capital securities to a single purchaser. As a result of such sales, the total underwriting discounts will decrease, and the total proceeds to National City will increase, by $312,800.

Prior to this offering, there has been no public market for the capital securities. We will apply to list the capital securities on the New York Stock Exchange under the symbol “NCC Pr B.” Trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the capital securities. In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have undertaken to sell the capital securities to a minimum of 400 beneficial owners, and Merrill Lynch has indicated it will confirm that they have sold the capital securities in a manner to meet such NYSE requirement. The representatives have advised us that they intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so, and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the capital securities.

We have agreed that without the prior consent of the representatives, we will not issue, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the capital securities for a period of 30 days from the date of this prospectus supplement.

In connection with this offering, the underwriters are permitted to engage in transactions that stabilize the market price of the capital securities. Such transactions consist of bids or purchases to peg, fix or maintain the price of the capital securities. If the underwriters create a short position in the capital securities in connection with this offering, i.e., if they sell more capital securities than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing capital securities in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of a security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced will not be discontinued without notice.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $400,000.

Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

Merrill Lynch Bank & Trust Co., FSB (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), acting as principal, has purchased First Franklin Financial Corporation (“First Franklin”) and certain affiliated business units from National City for approximately $1.3 billion in cash, subject to certain adjustments based on the net assets of the businesses being sold. Additionally, Merrill Lynch Mortgage Lending, Inc. (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), acting as principal, has purchased certain loans originated by First Franklin and held by National City Bank. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as servicer for these loans as well as other mortgage loans originated by First Franklin and held by National City Bank and others.

On April 13, 2007, National City received a dispute notice from Merrill Lynch Bank & Trust Co., FSB., which asserted that the closing date net asset values and related purchase price of First Franklin were overstated by $67 million. If the parties cannot reach agreement on this dispute, this matter would be subject to arbitration.

National City expects to deliver the capital securities against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser wishes to trade the capital securities on the date of this prospectus supplement or the next succeeding two business days, it will be required, by virtue of the fact that the capital securities initially will settle on the fifth business day following the date of this prospectus supplement, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

The trust and we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make because of any of those liabilities.

Because the National Association of Securities Dealers, Inc. (“NASD”) is expected to view the capital securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules. Pursuant to that rule, the maximum commission or discount to be received by any member of the NASD or independent broker-dealer will not be greater than 10% for the sale of any securities being registered. National City’s affiliates may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

National City’s affiliates may use this prospectus supplement and the attached prospectus in connection with offers and sales of the capital securities in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

The validity of the capital securities and certain matters of Delaware law relating to the trust will be passed upon for the trust and National City by Richards, Layton & Finger, P.A., Wilmington, Delaware. The due authorization, execution and delivery of the ICONs and the validity of the ICONs and the guarantees will be passed upon for National City and the trust by Jones Day, New York, New York. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports which are incorporated by reference in this prospectus supplement. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon the reports of such firm given on its authority as experts in accounting and auditing.

PROSPECTUS

Junior Subordinated Debt Securities

NATIONAL CITY CAPITAL TRUST II
NATIONAL CITY CAPITAL TRUST III
NATIONAL CITY CAPITAL TRUST IV

Capital Securities

Fully and unconditionally guaranteed on a junior subordinated basis by National City Corporation, as described in this prospectus

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus is dated October 25, 2006.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, along with the trusts, National City Capital Trust II, National City Capital Trust III, and National City Capital Trust IV, filed with the SEC using a shelf registration process. Under this shelf registration process, we may sell junior subordinated debt securities to the trusts and the trusts may sell:

•	capital securities (representing undivided beneficial interests in the applicable trust) to the public; and

•	common securities to us.

These may be sold in one or more offerings.

Unless otherwise specified in the applicable prospectus supplement, each trust will use the proceeds from sales of capital securities to buy a series of our junior subordinated debt securities with terms that correspond to the terms of the capital securities.

We:

•	will pay principal and interest on our junior subordinated debt securities, subject to the payment of our more senior debt;

•	may choose to distribute our junior subordinated debt securities pro rata to the holders of the related capital securities and common securities if we dissolve the related capital trust; and

•	will fully and unconditionally guarantee payments and other distributions due on the capital securities of each trust, on a junior subordinated basis, to the extent such trust has funds available therefor from payments on the junior subordinated debt securities held by such trust, which, together with our junior subordinated debt securities, will constitute our unconditional guarantee of the capital securities.

This prospectus provides you with a general description of the junior subordinated debt securities, capital securities, and the guarantees. Each time we sell capital securities, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering and the securities offered. The applicable prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and about the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The words “National City Corporation”, “National City,” “Company,” “we,” “our,” “ours” and “us” refer to National City Corporation and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section, at the back of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

•	Current Reports on Form 8-K filed on March 17, 2006, May 1, 2006, July 10, 2006, July 11, 2006, July 18, 2006, July 27, 2006, September 5, 2006, September 6, 2006, October 18, 2006, October 23, 2006 and October 24, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

National City Corporation
1900 East Ninth Street
Cleveland, Ohio 44114
Attn: Investor Relations Department
(800) 622-4204

The trusts have no separate financial statements. The statements would not be material to holders of the capital securities because the trusts have no independent operations.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

ABOUT NATIONAL CITY CORPORATION

National City Corporation, or National City, is a financial holding company headquartered in Cleveland, Ohio. We operate through a network in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania and also conduct selected consumer lending businesses and other financial services on a nationwide basis. Our primary businesses include commercial and retail banking, mortgage financing and servicing consumer finance and asset management. Our operations are primarily conducted through more than 1,200 branch banking offices located within a seven state footprint and over 500 retail mortgage offices located throughout the United States. Including our subsidiaries, we had approximately 34,000 full-time-equivalent employees at September 30, 2006. As of September 30, 2006, our consolidated total assets were $138.1 billion and our total stockholders’ equity was $12.9 billion. Based on asset size, we are one of the largest commercial banking organizations in the United States.

ABOUT THE TRUSTS

We have created several statutory trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustees and we will enter into amended and restated trust agreements that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

The trusts exist solely to:

•	issue and sell capital securities and common securities;

•	use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the common securities of each trust.

The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the capital securities in priority of payment.

For each trust, as the direct or indirect holder of the common securities, we have appointed five trustees, including three administrative trustees to conduct each trust’s business and affairs. As holder of the common securities we (except in some circumstances) have the power to:

•	appoint the trustees;

•	replace or remove the trustees; and

•	increase or decrease the number of trustees.

This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.

The capital securities will be fully and unconditionally guaranteed by us as described under “Description of the Guarantees.”

The principal executive office of each trust is c/o National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

USE OF PROCEEDS

Each trust will use all the proceeds from the sale of the capital securities and, if common securities are issued for cash and not in exchange for our junior subordinated debentures, to purchase our junior subordinated debt securities. Except as otherwise stated in the applicable prospectus supplement, we intend to use the proceeds from the sale of our junior subordinated debt securities (including corresponding junior subordinated debt securities) for general corporate purposes, including working capital, capital expenditures, acquisitions, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and replacement of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce our short-term indebtedness.

The applicable prospectus supplement will provide more detail on the use of proceeds of any specific offering.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

The junior subordinated debt securities will be issued under an indenture, between us and The Bank of New York Trust Company, N.A., as trustee. The indenture will be qualified under the Trust Indenture Act. The junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus. Each series of junior subordinated debt securities will be governed by the junior subordinated indenture and a series supplement thereto.

This section summarizes the material terms and provisions of the junior subordinated indenture and the junior subordinated debt securities. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated debt securities filed with the SEC.

General

We can issue the junior subordinated debt securities in one or more series. A series of junior subordinated debt securities initially will be issued to a trust in connection with a capital securities offering.

Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Debt as described below under “Subordination.”

The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured Debt.

We can issue the junior subordinated debt securities under a supplemental indenture, an officers’ certificate or a resolution of our board of directors.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•	the title;

•	any limit on the aggregate principal amount that may be issued;

•	the date(s) on which the principal is payable or the method of determining that date;

•	the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

•	the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

•	any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

•	our or any holder’s obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

•	the denominations in which any junior subordinated debt securities will be issued if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof;

•	if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

•	any provisions that restrict us, directly or indirectly, from redeeming or purchasing any of our outstanding securities, making any payments of principal, interest or dividends thereon, or making any payments pursuant to any guarantee of any securities issued by a subsidiary;

•	any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•	the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

•	any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

•	the index or indices used to determine the amount of payments of interest, principal, and premium (if any), on any junior subordinated debt securities and how these amounts will be determined;

•	the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

•	whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

•	the paying agent;

•	the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

•	the form of trust agreement and guarantee agreement;

•	the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

•	any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the restrictions, elections, material U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

If any index is used to determine the amount of payments of interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Dates

To the extent specified in the applicable prospectus supplement and if the junior subordinated debt securities are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for up to five consecutive years or such longer period as specified in the applicable prospectus supplement (an “extension period”, which we also sometimes refer to as a “deferral period”). No deferral period will extend past the maturity date of the junior subordinated debt securities.

During any such extension period:

•	National City Corporation will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

•	repurchases, redemptions or other acquisitions of shares of National City Corporation capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•	repurchases of shares of National City Corporation common stock pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan;

•	as a result of an exchange or conversion of any class or series of National City Corporation’s capital stock for any other class or series of National City Corporation’s capital stock;

•	the purchase of fractional interests in shares of National City Corporation’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or

•	purchase of National City Corporation’s capital stock in connection with the distribution thereof; and

•	except as described in any prospectus supplement, National City Corporation will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by National City Corporation that rank equally with or junior to the junior subordinated debt securities.

The foregoing, however, will not apply to any stock dividends paid by National City Corporation where the dividend stock is the same stock as that on which the dividend is being paid. National City Corporation may pay current interest at any time with cash from any source.

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

Redemption

Except as otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System, if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

•	in whole at any time or in part from time to time; or

•	upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event in whole (but not in part) at any time within 90 days of the occurrence of the Tax Event, the Investment Company Event or Regulatory Capital Event.

If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

Junior subordinated debt securities shall be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

•	interpretation or application of the laws enumerated in the preceding bullet point or regulations, by any court, governmental agency or regulatory authority;

there is more than an insubstantial risk that:

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

•	interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•	a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

An Investment Company Event means the receipt by us and a trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•	change in law or regulation; or

•	change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

A Regulatory Capital Event means the reasonable determination by us that, as a result of any:

•	amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States and any political subdivision; or

•	as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

Restrictions on Some Payments

Each prospectus supplement will describe any restrictions imposed by the junior subordinated debentures or the capital securities on payments by us or our subsidiaries, including dividends and distributions on, or redemptions and acquisitions of, our securities.

However, at any time, including during an extension period, we will be permitted to:

•	pay dividends or distributions in additional shares of capital stock;

•	make payments under the guarantee of the series of the capital securities and the common securities;

•	declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

•	purchase common stock for issuance pursuant to any employee benefit plans.

Modification of Indenture

We may and the trustee may change the indenture without your consent for specified purposes, including:

•	to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the interest of a holder of any related capital securities so long as they remain outstanding; and

•	to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, we and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, neither we nor the trustee may take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

•	change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

•	reduce the percentage in principal amount of junior subordinated debt securities of any series necessary to modify the indenture;

•	modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

•	modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that, in the case of corresponding junior subordinated debt securities, as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of these capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

In addition, we and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities without the consent of any holders.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following are events of default as to any particular series of junior subordinated debt securities under the indenture:

•	the default in the payment of interest on a junior subordinated debt security of that series in full for a period of 30 days after the conclusion of a period consisting of up to five consecutive years, or such longer period as specified in the applicable prospectus supplement, commencing with the earliest quarter for which interest (including deferred payments) has not been paid in full;

•	the related trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities of that series to holders of the capital securities, (ii) the redemption of all of the related outstanding capital securities or (iii) certain mergers, consolidations or amalgamations;

•	certain events in bankruptcy, insolvency or reorganization regarding us or our principal banking subsidiary; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default (other than certain events of bankruptcy) under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. Similarly, in the case of corresponding junior subordinated debt securities, if the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the related capital securities will have that right.

If an event of default consisting of certain events of bankruptcy occurs under the indenture of any series, the principal amount of all the outstanding junior subordinated debt securities of that series will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate Liquidation Amount of the related capital securities will have that right.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

•	a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

•	a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related capital securities will have that right.

We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.

If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

Enforcement of Some Rights by Holders of Capital Securities

If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the Liquidation Amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.

You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement. See “Description of Capital Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

•	immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•	this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

•	some other conditions prescribed in the indenture are met.

The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

Satisfaction and Discharge

The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable within one year, and

•	we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

•	we deliver to the trustee officers’ certificates and opinions of counsel; and

•	we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

Conversion or Exchange

If indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into capital securities or other securities. The applicable prospectus supplement will describe the specific terms on which the junior subordinated debt securities of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all Senior Debt, as described in any prospectus supplement.

Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the property trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

•	a default in any payment on any Senior Debt, or any other default under which the maturity of any Senior Debt has been accelerated; and

•	any judicial proceeding relating to the defaults which shall be pending.

We are a financial holding company separate and distinct from our banking and nonbanking subsidiaries. Almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. Our principal sources of income are dividends, interest and fees from our banking and nonbanking subsidiaries. Our principal bank subsidiary is National City Bank. Our depository institution subsidiaries are subject to restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and our other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our depository institution subsidiaries unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by any of our banking subsidiaries are generally limited in amount for us and each of our other affiliates to 10% of our depository institution subsidiaries’ capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of our depository institution subsidiaries’ capital and surplus. In addition, payment of dividends by our subsidiaries to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances may require prior approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, including depositors of our depository institution subsidiaries, and holders of junior subordinated debt securities should look only to National City Corporation’s assets for payments on the junior subordinated debt securities.

The indenture places no limitation on the amount of Senior Debt, or other debt, that we may incur. We expect to incur from time to time additional indebtedness, including Senior Debt.

The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

Denominations, Registration and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

•	of the same issue and series;

•	in any authorized denominations;

•	in a like principal amount;

•	of the same date of issuance and maturity; and

•	bearing the same interest rate.

Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities will be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

•	issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•	transfer or exchange any junior subordinated debt securities selected for redemption, except, the unredeemed portion of any junior subordinated debt securities being redeemed in part.

Global Junior Subordinated Debt Securities

We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See “Book-Entry Issuance.”

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee in The City of New York or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payments by:

•	check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

•	transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

Any money deposited with the trustee or any paying agent, or held by us in trust for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

Information About the Trustee

The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF CAPITAL SECURITIES

General

This section describes the general terms and provisions of the capital securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Statutory Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.

The trust agreement of each trust authorizes such trust to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See “Description of the Guarantees.”

The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture, the applicable trust agreement and the expense agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust.

Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.

Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

•	the name of the capital securities;

•	the dollar amount and number of capital securities issued;

•	the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

•	any securities exchange on which the capital securities are listed;

•	whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

Corresponding Junior Subordinated Debt Securities

The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated Liquidation Amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under “Description of Junior Subordinated Debt Securities — Modification of Indenture” and “Description of Junior Subordinated Debt Securities — Events of Default,” unless provided otherwise in the applicable prospectus supplement for these related capital securities.

Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price. As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

We will covenant in the indenture that if and as long as:

•	the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

•	a Tax Event related to the trust has occurred and is continuing; and

•	we have elected, and have not revoked our election to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.

We will also covenant in the indenture, as to each series of corresponding junior subordinated debt securities:

•	to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

•	not to voluntarily terminate, wind-up or liquidate any trust, except:

•	with prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve; and

•	in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Redemption or Exchange

Mandatory Redemption.  If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a Like Amount of the capital securities and common securities. The property trustee will give you at least 30 days’ notice, but not more than 60 days’ notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of Junior Subordinated Debt Securities — Redemption.”

If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

We may redeem any series of corresponding junior subordinated debt securities:

•	on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part, from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment; or

•	as is otherwise specified in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debt Securities.  We may at any time dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust.

Tax Event, Investment Company Event Redemption or Regulatory Capital Event.  If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Regulatory Capital Event.

If a Tax Event, Investment Company Event or Regulatory Capital Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to dissolve the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

“Like Amount” means:

•	for a redemption of any series of capital securities and common securities, capital securities and common securities of the series having a Liquidation Amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The Like Amount will be allocated to the common securities and to the capital securities based upon their relative Liquidation Amounts. The proceeds will be used to pay the redemption price of the capital securities and common securities; and

•	for a distribution of corresponding junior subordinated debt securities to holders of any series of capital securities and common securities, corresponding junior subordinated debt securities having a principal amount equal to the Liquidation Amount of the related capital securities and common securities.

•	“Liquidation Amount” means, unless otherwise provided in the applicable prospectus supplement, $25 per capital security and common security.

Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

•	the series of capital securities will no longer be deemed to be outstanding;

•	The DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

•	certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.

Redemption Procedures

Capital securities redeemed on a date of redemption shall be:

•	redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

•	payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “Book-Entry Issuance.” If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative Liquidation Amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the Liquidation Amount to be redeemed.

You will receive notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each trust’s capital securities and common securities, will be made pro rata based on the Liquidation Amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust’s common securities, unless all unpaid amounts on each of the trust’s outstanding capital securities shall have been made or provided for in full.

If an event of default under the indenture has occurred and is continuing, we, as holder of the trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust’s common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

Each trust agreement states that each trust shall be automatically dissolved upon the expiration of the term of the trust and shall also be dissolved upon the first to occur of:

•	our bankruptcy, dissolution or liquidation;

•	our decision to dissolve the trust and to cause the distribution of a Like Amount of the junior subordinated debt securities directly to the holders of the capital securities and common securities. For this distribution, we must first receive the prior approval of the Federal Reserve Board and an opinion of independent counsel that the distribution of the junior debt securities will not be taxable to the holders;

•	the redemption of all of the capital securities and common securities of a trust; and

•	a court order for the dissolution of a trust is entered.

If dissolution of a trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:

•	a Like Amount of junior subordinated debt securities; or

•	if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate Liquidation Amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

Trust Enforcement Event

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event”. For more information on events of default under the indenture, see “Description of the Junior Subordinated Debt Securities — Events of Default”. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the indenture to declare the principal amount of the junior subordinated debt securities due and payable. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the junior subordinated debt securities, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debt securities and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debt securities when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debt securities having a principal amount equal to the total Liquidation Amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Removal of Trustees

Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding capital securities. We are the only one that has the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:

•	to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

•	to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.

If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

Merger or Consolidation of Trustees

If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below or as described in “Liquidation Distribution Upon Dissolution” above. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to the capital securities; or

•	substitutes for the capital securities other securities with terms substantially similar to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

•	the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

•	the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

•	the successor entity has a purpose substantially similar to that of the trust;

•	before the merger event, we have received an opinion of counsel stating that:

•	the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way; and

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.

The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

Voting Rights; Amendment of Each Trust Agreement

You have no voting rights except as discussed under “Description of the Capital Securities — Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the Guarantee — Amendments and Assignment,” and as otherwise required by law and the applicable trust agreement. The property trustee, the administrative trustees and us may amend each trust agreement without your consent:

•	to fix any ambiguity or inconsistency; or

•	to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.

The administrative trustees and us may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate Liquidation Amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

•	change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or Liquidation Amount on the capital securities or common securities;

•	restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or Liquidation Amount on the capital securities or common securities;

The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

So long as the corresponding junior subordinated debt securities of a trust are held by the property trustee of that trust, the trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

•	waive any past default under Section 5.13 of the indenture;

•	cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

•	agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees’ approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate Liquidation Amount of all outstanding related capital securities. However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that are affected, then the property trustee must get approval of all holders of capital securities.

The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See “Book-Entry Issuance.”

Payment and Paying Agents

Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts’ capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days’ written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

Information About the Property Trustee

The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises or certain defaults occur and continue under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

If no event of default under a trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provisions of the applicable trust agreement, and the matter is not one on which you are entitled to vote, then the property trustee shall:

•	take some action as directed by us; and

•	if not so directed, take whatever action the property trustee deems advisable and in your best interests, and in the best interests of the holders of the capital securities and common securities of the applicable trust and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

•	no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes;

•	the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

In this connection, the administrative trustees and we are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

You have no preemptive or similar rights. A trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.

DESCRIPTION OF THE GUARANTEES

General

We will execute a guarantee, for your benefit at the same time that a trust issues the capital securities. The Bank of New York (Delaware) will act as the guarantee trustee for the benefit of holders of the capital securities. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been included in the exhibits to the registration statement.

This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement.

We will irrevocably guarantee payment in full of amounts due under the capital securities on a junior subordinated basis and to the extent the issuer capital trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the capital trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the junior subordinated debt securities.

The following payments, to the extent not paid by a trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•	the aggregate of the Liquidation Amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.

We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under its capital securities.

As issuer of the junior subordinated debt securities, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.

Status of Guarantees

Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Debt to the same extent as each of the related junior subordinated debt securities. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit and will not be discharged except by payment of the payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional indebtedness that we may incur. We expect to incur from time to time additional indebtedness, including indebtedness constituting Senior Debt.

Amendments and Assignment

Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under “Description of the Capital Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate Liquidation Amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information About the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of Capital Securities Guarantees

Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR
SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments that are received from payments by us on our junior subordinated debt securities) will be irrevocably guaranteed by us to the extent described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related series of capital securities.

If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us or seek other remedies, to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee.

Sufficiency of Payments

As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate Liquidation Amount of the related capital securities and common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we shall pay for any and all costs, expenses and liabilities of operating a trust except the trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Capital Securities

You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our Senior Debt would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our Senior Debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the Senior Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

Rights Upon Dissolution

In the event of any voluntary or involuntary dissolution of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See “Description of the Capital Securities — Liquidation Distribution Upon Dissolution.” In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the capital securities and the junior subordinated debt securities, unless otherwise stated in the applicable prospectus supplement. We will issue the capital securities and junior subordinated debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities of each trust and junior subordinated debt securities representing in the aggregate, the total number of the trust’s capital securities or aggregate principal balance of junior subordinated debt securities, respectively.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, the Indirect Participants, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of capital securities or junior subordinated debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the capital securities or junior subordinated debt securities on DTC’s records. The ownership interest of each actual purchaser of each capital security and each junior subordinated debt securities is in turn to be recorded on the Direct and Indirect Participants’ records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased capital securities or junior subordinated debt securities. Transfers of ownership interests in the capital securities or junior subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in capital securities or junior subordinated debt securities, unless the book-entry system for the capital securities of the trust or junior subordinated debt securities is discontinued.

DTC has no knowledge of the actual Beneficial Owners of the capital securities or junior subordinated debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts the capital securities or junior subordinated debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the capital securities or junior subordinated debt securities. If less than all of a trust’s capital securities or the junior subordinated debt securities are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Although voting on the capital securities or the junior subordinated debt securities is limited to the holders of record of the capital securities or junior subordinated debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities or junior subordinated debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the capital securities or junior subordinated debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

The relevant trustee will make distribution payments on the capital securities or on the junior subordinated debt securities to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

DTC may discontinue providing its services as securities depositary on any of the capital securities or the junior subordinated debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final capital securities or junior subordinated debt securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of capital securities or aggregate principal amount of junior subordinated debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities or junior subordinated debt securities will be printed and delivered.

The trusts and we have obtained the information in this section about DTC and DTC’s book-entry system from sources that they believe to be accurate, but the trusts and we assume no responsibility for the accuracy of the information. Neither the trusts nor National City have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell the securities:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement on delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to the conditions included in the applicable prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of such contracts.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Unless the applicable prospectus supplement states otherwise, all securities except for common stock will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the trading market for any securities will be liquid.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by the National City Law Department and by Jones Day, New York, New York, our counsel, and for the underwriters, by Shearman & Sterling LLP, New York, New York. Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel for the trusts, will pass on some legal matters for the trusts. The National City Law Department, Jones Day and Shearman & Sterling LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the trusts.

EXPERTS

The consolidated financial statements of National City appearing in National City’s Annual Report (Form 10-K) for the year ended December 31, 2005, and National City management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GLOSSARY

Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.

“Additional Sums” refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

“Beneficial Owner” refers to the ownership interest of each actual purchaser of each debt security.

“Debt” means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person regarding letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•	every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of the person;

•	all indebtedness of the person whether incurred on, before, or after the date of the indenture, for claims relating to derivative products, including interest rate, foreign exchange rate and commodity-forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Depositary” refers to a bank or trust company selected by us, having its principal office in the United States and a combined capital and surplus of at least $50 million and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

“Direct Participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC’s records.

“Guarantee Payments” refers to the following payments, to the extent not paid by a trust, which will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•	in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•	the aggregate of the Liquidation Amount specified in the prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to you.

“Indirect Participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

“Omnibus Proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

“Senior Debt” means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities.

“Tier 1 Capital” refers to the sum of core capital elements, less goodwill, other intangible assets, interest-only strip receivables, deferred tax assets, nonfinancial equity investments and certain other items. The core capital elements include: common stockholders’ equity, qualifying noncumulative perpetual preferred stock (including related surplus), Class A minority interest and restricted core capital elements. The restricted core capital elements may not exceed 25% of the sum of all core capital elements and include qualifying cumulative perpetual preferred stock (including related surplus), Class B minority interest, Class C minority interest and qualifying capital securities.

20,000,000 Securities

National City Capital Trust III

Trust Preferred Securities
(Liquidation amount $25 per trust preferred security)

Fully and unconditionally guaranteed by

NATIONAL CITY CORPORATION

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Citi
Morgan Stanley
UBS Investment Bank
Wachovia Securities
A.G. Edwards
RBC Capital Markets
Banc of America Securities LLC
Credit Suisse
Keefe, Bruyette & Woods
National City Capital Markets
Sandler O’Neill + Partners, L.P.

May 18, 2007